Exhibit 99.1

FOURTH QUARTER 2015

Supplemental Operating and Financial Data

INDEX

PAGE(S)

Company Today	3

Focus List	4 - 6

Economic Incentives and Programs	7

Spotlight on:

Results	8

Leasing	9 - 12

Earnings	13 - 20

Financials	21 - 23

Portfolio	24 - 25

Details on:

Leasing	26 - 40

Earnings	41

Financials	42 - 45

Portfolio	46 - 52

Company Information	53 - 54

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2015

Company Today

We are a two platform company — office and multi-family with a focus on owning assets in the Hudson River Waterfront area and other transit-based locations.

REIT publicly traded on NYSE (“CLI”)

Substantial development opportunities for office

Apartment platform managed by Roseland Residential Trust (“RRT”)

	4Q 2015	3Q 2015
Market capitalization:	$4.5 billion	$4.0 billion

Square feet of office space:	24.2 million	24.0 million

% leased for office:	86.2%	85.8%

GAAP rental rate roll-up	8.3%	6.6%

Operating multi-family units:	5,644	5,644

% leased for stabilized multi-family:	93.1%	95.5%

Sr. unsecured debt ratings:

(S&P/Moody’s/Fitch)	BBB-/Baa3/BB+	BBB-/Baa3/BBB-

333 Thornall Street, Edison, NJ (Acquired 4Q 2015)	3 Sylvan Way, Parsippany, NJ (Acquired 4Q 2015)

101 Hudson Street, Jersey City, NJ	RiversEdge at Port Imperial, Weehawken, NJ

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2015

Focus List

Our changes over the next 24 months

Completed/Underway (Generate Increased Cash Flow)

1.                          Staffing levels — reduced by 55 positions or $8M, with continued focus

2.                          Cost of operations — reduced by $7.5M

3.                          G&A expense — reduced by $3M

4.                          In 2016 — continued expense reductions as we reduce the size of the office platform

Next 12 — 18 Months (Balance Sheet / Capital Expenditures / Long-term Cash Flow)

5.                          Increase occupancy — 86.2% at 12/31/15 and project a clear path to 90% leased by year end 2016. Was 82.3% at 6/30/15 and 84.2% at 12/31/14

6.                          Extend credit facility and refinance debt for savings — new 5-year term loan for $350M at 3.12% closed in Jan ‘16

7.                          Planned dispositions — $750M of assets. $400M expected to close by 6/30/16 and $350M by 10/31/16

8.                          Reposition assets to “A” quality — six major capital investment programs currently in place

24 Months (Long-term Strategy Execution)

9.                          New capital investment — we look for 6% initial yield and 11% IRR on new investments

10.                   Focus on our key markets — exiting NYC, DC, etc.

11.                   Funding and growth of the Roseland operations — in the market with Eastdil — projecting $350M equity raise by 6/30/16

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2015

Focus List - Net Debt to EBITDA Business Plan Effect

The Company has a plan with multiple options regarding its Net Debt to EBITDA leverage ratio. The Company expects to take steps to reduce the ratio to a more conservative level.

(a)         4Q 2015 Annualized EBITDA is calculated by taking 4Q 2015 EBITDA multiplied by 4.  Ratio reflects Net Debt of $2,118,000 as of December 31, 2015.  See calculation of EBITDA and Net Debt on page 13.

(b)         Assumes successful equity raise for multi-family subsidiary, reducing Net Debt by $350 million with estimated proceeds.

(c)          Assumes successful lease up and expense savings, translating into estimated $22 million in increased EBITDA.

(d)         Assumes projects in construction at December 31, 2015 going into service and stabilizing at a 10% return on equity, translating into estimated $25 million in increased EBITDA.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2015

Focus List - 2017 Lease Expirations

2017 is shaping up well to have excellent cash and GAAP results.

•                  2017 Expirations total 3.6 million square feet, or 18% of leased space.

•                  We proactively engage significant tenants well in advance of expirations.

•                  1.4 million square feet do not expire until the fourth quarter.

•                  Anticipate occupancy of approximately 89% at year-end 2016; at that level will backfill any vacant space quickly.

•                  Approximately 30% of 2017 expirations are on the Waterfront (1.1 million square feet).

•                  Quarter-by-quarter, Waterfront rents are increasing and concession packages reducing.

•                  As of September 30, 2015, our 2017 expirations totaled 3.764 million square feet.  During the fourth quarter this number was reduced by 173,392 square feet to 3.591 million square feet, as follows:

•	Renewal of Vonage America at 23 Main Street in Holmdel	(350,000)
•	Expirations added through leasing transactions and early surrender	145,262
•	Expirations added through acquisition of 333 Thornall Street	31,346
		(173,392)

Following is our approach to remaining 2017 expirations:

3.6	million sf expiring
(0.7)	million sf in properties we plan to sell
(0.4)	million sf renewals we expect to finalize near-term in Core and Waterfront properties
(0.8)	million sf remaining on Waterfront, with a growing backlog of tenant demand
(0.7)	million sf Flex space, with historically high retention and occupancy rates
1.0	million sf remaining in Core suburban properties

•                  The 1.0 million square feet within a Core suburban portfolio of 9.4 million square feet represents a manageable 10% rollover in 2017.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2015

Economic Incentives and Programs

The State of New Jersey currently offers a compelling incentive program to attract and retain businesses in the State through its “Grow New Jersey” program.  Below is a program summary and example of an incentive calculation.

Grow NJ

•                              Provides job-based tax credits for job creation and retention

•                              Tax credits of $5,000 to $9,750 per job/per year, for up to 10 years for new jobs to the state

•                              Limited to specific “Qualified Incentive Areas”

•                  Urban Transit Hub municipalities (“UTH”)

•                  ‘Mega projects’—logistics, manufacturing, energy, defense, or maritime businesses in a port district

•                  Distressed municipalities

•                  Projects in other priority areas

•                              Eligibility:

•                  Minimum 35 new jobs and/or 50 retained jobs for most commercial projects

Example — New Tenant to Jersey City

•                 New jobs at a 5 employees (EEs) per 1,000sf density

# of		Starting	Base
New EEs	SF	Rental Rate	Rent/yr
	60,000	$40/sf	$2,400,000
300			(2,400,000)
	Effective rent after incentive		0

Base award (UTH)	$5,000
Bonuses
Within 0.5 miles of transit station	$2,000
251-400 jobs	500
Targeted Industry	500
	$8,000	per job/per year
	or
	$2,400,000	per year

•                  If occupancy is higher than 5 EEs per 1,000sf, the tenant receives the further benefit, which adds to their NOI

•                  Award based on targeted industry

•                  Tenant must commit to 1.5 years of term to qualify for 1 year of benefit

•                  Urban Transit Hub location

•                  Doesn’t include increases in fixed rent or additional rent payable under the lease

•                  Retention benefit could be substantially less than as illustrated

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2015

Spotlight on Results

Operating Highlights

Funds from operations (FFO) for the quarter ended December 31, 2015 amounted to $46.9 million, or $0.47 per share, as compared to $34.1 million, or $0.34 per share, for the quarter ended December 31, 2014. For the year ended December 31, 2015, FFO equaled $188.1 million, or $1.88 per share, as compared to $162.7 million, or $1.63 per share, for the same period last year. For the current quarter compared to the fourth quarter last year, the increase in FFO per share resulted primarily from severance costs of $0.13 in 2014.  This results in Core FFO per diluted share for the current quarter of $0.47 versus $0.47 for the prior year period after selling $95 million of assets during 2015.

Net income (loss) available to common shareholders for the quarter ended December 31, 2015 amounted to $(31.7) million, or $(0.35) per share, as compared to $(9.2) million, or $(0.10) per share, for the quarter ended December 31, 2014. For the year ended December 31, 2015, net income (loss) available to common shareholders equaled $(125.8) million, or $(1.41) per share, as compared to $28.6 million, or $0.32 per share, for the same period last year.  Included in net loss for the quarter and year ended December 31, 2015 was $33.7 million and $197.9 million, respectively, of impairments charges taken on properties currently held and used which the Company intends to sell as part of its recently-announced strategic initiative.  All per share amounts presented above are on a diluted basis.

Mack-Cali’s consolidated commercial in-service portfolio was 86.2 percent leased at December 31, 2015, as compared to 85.8 percent leased at September 30, 2015 and 82.3 percent leased at June 30, 2015.

For the quarter ended December 31, 2015, the Company executed 88 leases at its consolidated in-service commercial portfolio totaling 898,507 square feet.  Of these totals, 179,240 square feet were for new leases and 719,267 square feet were for lease renewals and other tenant retention transactions.  Lease transactions included 712,677 square feet in Core properties, 11,064 square feet in Waterfront properties,  122,673 square feet in Flex properties and 52,093 square feet in Non-Core properties.

Acquisitions

In November 2015, the Company acquired 333 Thornall Street in Edison, New Jersey, a Class A 196,128 square-foot office building located in Metropark, a major transit hub.  The purchase price was approximately $53.1 million. The property is approximately 96 percent leased. Adjacent to the Company’s 343 Thornall Street building, the acquisition will be combined into a two-building complex.

In December, the Company acquired 3 Sylvan Way, a vacant 147,241-square-foot, three story, Class A office building located in Parsippany, New Jersey.  This acquisition enhances the company’s holdings at the 600-acre Mack-Cali Business Campus, which includes 15 Class A office properties totaling approximately 2.1 million square feet of space.

Rental Property Sales/Dispositions

(dollars in thousands)

For the year ended December 31, 2015

				Rentable
Sale			# of	Square	Net Sales		Realized	Capitalization
Date	Property/Address	Location	Buildings	Feet	Proceeds		Gain	Rate (a)
1/15/2015	1451 Metropolitan Drive	West Deptford, New Jersey	1	21,600	$1,072		$143	(4.7	)%(b)
5/27/2015	10 Independence Boulevard	Warren, New Jersey	1	120,528	18,351	(c)	3,237	n/a	(c)
6/11/2015	4 Sylvan Way	Parsippany, New Jersey	1	105,135	15,961	(c)	6,439	n/a	(c)
6/26/2015	14 Sylvan Way	Parsippany, New Jersey	1	203,506	79,977		24,724	6.14%
7/21/2015	210 Clay Avenue	Lyndhurst, New Jersey	1	121,203	14,766	(c)	9,564	n/a	(c)
8/24/2015	5 Becker Farm Road	Roseland, New Jersey	1	118,343	18,129	(c)	9,154	n/a	(c)

Total Property Sales and Dispositions:			6	690,315	$148,256		$53,261

(a)           Capitalization rate is calculated by dividing the projected net operating income for the 12 months forward from the closing date by the gross sales price.

(b)          This property was vacant when sold.

(c)           The Company transferred the deeds for these properties to the lender in satisfaction of its mortgage loan obligations totaling $59.7 million.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2015

Spotlight on Leasing - Year in Review

Consolidated Commercial Leasing Summary

Portfolio Summary

(as of December 31, 2015)

Number of buildings	217
Total square feet	24,211,880
Square feet leased	20,865,233
Square feet vacant	3,346,647
Number of tenants	1,611

Leasing Transactions - 2015 (by type)

	Number of	Total	Sq. Ft.	Sq. Ft. Renewed	Average	Median	Weighted Avg.	Weighted Avg.	Leasing Costs
	Transactions	Square Feet	New Leases	and Other Retained	Square Feet	Square Feet	Term (Yrs)	Base Rent	PSF/Year

Core	214	2,084,495	514,680	1,569,815	9,741	3,448	6.2	$24.84	$4.51
Waterfront	19	339,098	179,478	159,620	17,847	7,260	7.8	32.16	6.55
Flex	101	917,019	202,606	714,413	9,079	5,580	3.8	15.19	1.72

Sub-Total	334	3,340,612	896,764	2,443,848	10,002	4,345	5.7	23.13	4.28
Non-Core	109	649,484	134,709	514,775	5,959	2,538	3.3	27.09	2.48

TOTALS	443	3,990,096	1,031,473	2,958,623	9,007	3,775	5.3	$23.77	$4.10

Leasing Transactions - 2015 (by new/renewal)

							Weighted	Leasing
	Number of	Percent of		Average	Median	Term	Avg Base	Costs
	Transactions	Transactions	Square Feet	Square Feet	Square Feet	(Yrs)	Rent (a)	PSF/Year (b)

New	123	28%	1,031,473	8,386	3,073	8.6	$23.57	$5.27
Renew/Other Retained	320	72%	2,958,623	9,246	3,951	4.2	23.84	3.22

TOTAL	443	100%	3,990,096	9,007	3,775	5.3	$23.77	$4.10

Leasing Transactions - 2015 Rental Rate Roll Up/Down (by new/renewal)

		Number of	Number of	Number of
	GAAP	Transactions	Transactions	Transactions
	Roll Up/(Down)	Rolled Up	Flat	Rolled Down	Total

New	(0.5)%	34	1	31	66
Renew/Other Retained	5.0%	166	35	71	272

TOTAL	4.4%	200	36	102	338

(a)        Equals triple net rent plus common area costs and real estate taxes, as applicable.

(b)        Represents estimated workletter costs of $64,152,511 and commissions of $22,654,826 committed, but not necessarily expended, during the period for second generation space aggregating 3,990,096 square feet.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2015

Spotlight on Leasing - Rollforwards

(For the three months ended December 31, 2015

Leasing Activity

See detail on pages 26-27

Positive absorption through solid leasing velocity of almost 900,000 square feet contributed 30 basis points to the Company’s increase in percent leased to 86.2 percent at year-end.  Another 10 basis-point increase was realized through the acquisition of 333 Thornall Street in Edison, New Jersey.  The 196,000-square-foot building, in transit-oriented Edison, NJ, is 95.6 percent leased.

			Sq. Ft.					Net		Sq. Ft.
	Pct. Leased	Inventory	Leased	Inventory	Leased Sq. Ft.	Expiring/	Incoming	Leasing	Inventory	Leased	Pct. Leased
	9/30/2015	09/30/15	9/30/15	Acquired	Acquired	Adj. Sq. Ft.	Sq. Ft.	Activity	12/31/15	12/31/15	12/31/15

Core	87.3%	9,204,977	8,036,388	196,128	187,495	(602,070)	712,677	110,607	9,401,105	8,334,490	88.7%
Waterfront	86.7%	4,317,978	3,744,230	—	—	(11,064)	11,064	—	4,317,978	3,744,230	86.7%
Flex	91.9%	5,207,813	4,786,991	—	—	(124,443)	122,673	(1,770)	5,207,813	4,785,221	91.9%

Sub-Total	88.5%	18,730,768	16,567,609	196,128	187,495	(737,577)	846,414	108,837	18,926,896	16,863,941	89.1%
Non-Core	76.3%	5,284,984	4,033,583	—	—	(84,384)	52,093	(32,291)	5,284,984	4,001,292	75.7%

TOTALS	85.8%	24,015,752	20,601,192	196,128	187,495	(821,961)	898,507	76,546	24,211,880	20,865,233	86.2%

Percentage Leased

	Pct. Leased	Impact of	Impact of	Pct. Leased
	09/30/15	Portfolio Changes	Leasing Activity	12/31/15

Core	87.3%	0.2%	1.2%	88.7%
Waterfront	86.7%	0.0%	0.0%	86.7%
Flex	91.9%	0.0%	0.0%	91.9%

Sub-Total	88.5%	0.1%	0.5%	89.1%
Non-Core	76.3%	0.0%	(0.6)%	75.7%

TOTALS	85.8%	0.1%	0.3%	86.2%

“Core”	-	Long-term hold office properties (excluding Waterfront locations)
“Waterfront”	-	Office assets located on NJ Hudson River waterfront
“Flex”	-	Non-office commercial assets, primarily office/flex properties
“Non-Core”	-	Properties designated for eventual sale/disposition or repositioning

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2015

Spotlight on Leasing - Quarter Stats

(For the three months ended December 31, 2015)

Leasing Transaction - 4Q15 (by type)

See detail on page 28

				Sq. Ft.				Wtd.	Wtd. Avg.
				Renewed				Avg.	Costs Per
	Number of	Total	Sq. Ft.	and Other	Average	Median	Wtd. Avg.	Base	Sq. Ft.
	Transactions	Sq. Ft.	New Leases	Retained	Square Feet	Square Feet	Term (Yrs.)	Rent	Per Year

Core	52	712,677	114,278	598,399	13,705	3,903	6.0	$21.14	$4.24
Waterfront	1	11,064	11,064	—	11,064	11,064	8.3	36.24	4.19
Flex	21	122,673	42,041	80,632	5,842	3,110	3.5	13.69	1.83

Sub-Total	74	846,414	167,383	679,031	11,438	3,903	5.7	20.26	4.03
Non-Core	14	52,093	11,857	40,236	3,721	2,426	5.0	27.33	4.43

TOTALS	88	898,507	179,240	719,267	10,210	3,775	5.7	$20.67	$4.05

Summary of Lease Expirations

(as of December 31, 2015)

See detail on pages 33-40

		Net Rentable	Pct of Leased	Annualized	Avg.	Pct of
	Number of	Area of	Sq. Ft.	Base Rental	Annualized	Annualized
Year of	Leases	Leases	Leases	Revenue	Base Rent	Base Rent
Expiration	Expiring	Expiring	Expiring	Expiring	Per Sq. Ft.	Expiring

2016	267	1,572,681	7.7	$36,045,597	$22.92	7.3
2017	329	3,591,173	17.6	90,429,372	25.18	18.3
2018	297	2,893,301	14.2	66,931,429	23.13	13.5
2019	252	2,459,708	12.1	53,078,243	21.58	10.7
2020	218	1,748,600	8.6	38,862,232	22.22	7.9
2021 & beyond	505	8,106,904	39.8	209,079,163	25.79	42.3

TOTALS	1,868	20,372,367	100.0	$494,426,036	$24.27	100.0

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2015

Spotlight on Leasing - Rental Rate Effects

(for the year ended December 31, 2015)

The following schedule sets forth the percentage change in GAAP rent for transactions signed within the period.  Transactions signed for space which has been vacant for longer than twelve months are excluded.

	Transaction Type	1st Qtr ‘15	2nd Qtr ‘15	3rd Qtr ‘15	4th Qtr ‘15	Wtd. Average - 2015

Core
	New	(11.2)%	(5.9)%	(4.4)%	0.2%	(5.1)%
	Renew/Other Retained	(2.5)%	6.0%	0.8%	8.9%	5.2%

	Weighted Average	(5.1)%	5.8%	(0.7)%	7.9%	3.8%

Waterfront
	New	(8.4)%	n/a	n/a	4.5%	2.4%
	Renew/Other Retained	(8.9)%	14.9%	21.7%	n/a	11.6%

	Weighted Average	(8.8)%	14.9%	21.7%	4.5%	10.6%

Flex	New	(10.1)%	(0.7)%	36.3%	20.6%	14.7%
	Renew/Other Retained	1.1%	5.4%	2.5%	9.3%	4.5%

	Weighted Average	(0.5)%	5.1%	9.9%	11.2%	5.6%

Sub-Total	New	(10.9)%	(3.1)%	2.5%	3.1%	(1.1)%
	Renew/Other Retained	(2.5)%	6.4%	5.0%	8.9%	5.6%

	Weighted Average	(4.4)%	6.2%	4.4%	8.1%	4.7%

Non-Core	New	(1.0)%	4.1%	5.8%	10.9%	2.3%
	Renew/Other Retained	(6.3)%	(2.0)%	11.4%	11.0%	3.1%

	Weighted Average	(5.3)%	(1.4)%	11.2%	11.0%	3.0%

TOTAL	New	(8.2)%	0.9%	2.8%	3.2%	(0.5)%
	Renew/Other Retained	(3.7)%	4.8%	7.3%	9.0%	5.0%

	Weighted Average	(4.7)%	4.6%	6.6%	8.3%	4.4%

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2015

Spotlight on Earnings - FFO, Core FFO & AFFO

(in thousands, except per share/unit amounts) (unaudited)

Core FFO per share for 4Q-15 was $0.47, same as 4Q-14, even with the sale of $95 million in assets over the past year.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net income (loss) available to common shareholders	$(31,718)	$(9,240)	$(125,752)	$28,567
Add (deduct): Noncontrolling interest in Operating Partnership	(3,795)	(1,152)	(15,256)	3,602
Real estate-related depreciation and amortization on continuing operations (a)	48,707	44,529	190,875	185,339
Impairments	33,743	—	197,919	—
Deduct: Realized (gains) losses and unrealized losses on disposition of rental property, net	—	—	(53,261)	(54,848)
Gain on sale of investment in unconsolidated joint ventures	—	—	(6,448)	—
Funds from operations available to common shareholders (b)	$46,937	$34,137	$188,077	$162,660

Add:
Acquisition-related costs	$1,449	$175	$1,560	$2,118
Severance/separation costs	—	12,791	2,000	23,771
Net effect of unusual electricity rate spikes	—	—	—	4,845
Deduct:
Net real estate tax appeal proceeds	(808)	—	(5,000)	—
Equity in earnings from J.V. refinancing proceeds	—	—	(3,700)	—
Core FFO	$47,578	$47,103	$182,937	$193,394

Add (Deduct) Non-Cash Items:
Straight-line rent adjustments (c)	$(3,256)	$(526)	$(4,592)	$(5,713)
Amortization of market lease intangibles, net (d)	(35)	(263)	(587)	(1,165)
Amortization of stock compensation	820	4,755	2,616	11,503
Non real estate depreciation and amortization	232	575	954	840
Amortization of debt discount/(premium) and mark-to-market, net	594	1,005	3,386	6,507
Amortization of deferred financing costs	944	968	3,790	3,274
Deduct:
Non-incremental revenue generating capital expenditures:
Building improvements	(8,954)	(14,468)	(29,147)	(27,731)
Tenant improvements and leasing commissions (e)	(8,488)	(9,697)	(27,705)	(42,917)
Tenant improvements and leasing commissions on space vacant for more than one year	(10,928)	(7,160)	(35,727)	(27,851)
Adjusted FFO (b)	$18,507	$22,292	$95,925	$110,141

Core FFO (calculated above)	$47,578	$47,103	$182,937	$193,394
Deduct:
Equity in earnings (loss) of unconsolidated joint ventures	449	363	3,172	2,423
Equity in earnings share of depreciation and amortization	(5,818)	(4,293)	(21,647)	(13,689)
Add-back:
Interest expense	24,374	27,420	103,051	112,878
Recurring JV distributions	2,350	2,249	7,916	10,783
Income (loss) in non-controlling interest in consolidated joint ventures	(446)	(21)	(1,028)	778
EBITDA	$68,487	$72,821	$274,401	$306,567

Net debt at period end (g)	$2,117,843	$2,059,105	$2,117,843	$2,059,105
Net debt to EBITDA (h)	7.7	7.1	7.7	6.7

Diluted weighted average shares/units outstanding (f)	100,180	100,130	100,222	100,041

Funds from operations per share-diluted	$0.47	$0.34	$1.88	$1.63
Core Funds from Operations per share/unit-diluted	$0.47	$0.47	$1.83	$1.93
Core Adjusted Funds from Operations per share/unit-diluted	$0.18	$0.22	$0.96	$1.10
Dividends declared per common share	$0.15	$0.15	$0.60	$0.75

Note:   See footnotes on next page and “Information About FFO and AFFO” on page 41.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2015

Spotlight on Earnings - FFO, Core FFO & AFFO Footnotes

Footnotes to prior page:

(a)

Includes the Company’s share from unconsolidated joint ventures of $5,818 and $4,293 for the three months ended December 31, 2015 and 2014, respectively, and $21,647 and $13,689 for the years ended December 31, 2015 and 2014, respectively. Excludes non-real estate-related depreciation and amortization of $81 and $83 for the three months ended December 31, 2015 and 2014, respectively, and $350 and $348 for the years ended December 31, 2015 and 2014, respectively, and depreciation expense allocable to the Company’s noncontrolling interest in consolidated joint ventures of $151 and $492 for the three months ended December 31, 2015 and 2014, respectively, and $604 and $492 for the years ended December 31, 2015 and 2014, respectively.

(b)

Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See “Information About FFO, Core FFO and AFFO” on page 41.

(c)

Includes the Company’s share from unconsolidated joint ventures of $585 and $125 for the three months ended December 31, 2015 and 2014, respectively, and $1,261 and $137 for the years ended December 31, 2015 and 2014, respectively.

(d)

Includes the Company’s share from unconsolidated joint ventures of $95 and $124 for the three months ended December 31, 2015 and 2014, respectively, and $429 and $496 for the years ended December 31, 2015 and 2014, respectively.

(e)	Excludes expenditures for tenant spaces in properties that have not been owned by the Company for at least a year.
(f)

Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (10,705 and 11,086 shares for the three months ended December 31, 2015 and 2014, respectively, and 10,931 and 11,272 for the years ended December 31, 2015 and 2014, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

(g)

Net Debt calculated by taking the sum of senior unsecured notes, unsecured revolving credit facility, and mortgages, loans payable and other obligations, and deducting cash and cash equivalents, all at period end.

(h)	Equals Net Debt at period end divided by EBITDA (for quarter periods, EBITDA annualized by multiplying quarter amounts by 4).

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2015

Spotlight on Earnings - Guidance Assumptions

	Current	Original
	2016 Guidance	2016 Guidance
Funds from Operations (FFO) per share	$2.00 to $2.10	$2.00 to $2.10

Metric	Assumption Range ($’s in millions)		Commentary
Office Portfolio
Occupancy (% leased) at YE-2016	88.0% - 90.0%	86.5% - 87.5%	Improving leasing activity.
Same Store GAAP NOI	5.0% to 6.0%	2.5% to 3.5%	Expected increase in activity and substantially reduced concessions.
Same Store Cash NOI	1.5% to 2.5%	1.0% to 2.0%	Expected increase in activity and increasing rent.
Straight-Line Rent Adjustment	$16 to $18	$11 to $13
Dispositions	$700 to $800	$400 to $500	$440 million going under contract at approximately a 5% cap rate and the remainder of $300 million at approximately 8.5% for a blend of 6.5%
Acquisitions	Up to $600	$400 to $600	During the course of the year, at cash yields of 6% and GAAP yields of 8%.
Base Building CapEx	$45 to $50	$38 to $40	Includes special common area improvements for Harborside, Paramus, Parsippany and White Plains portfolios, as well as the overall office/multi-family base building cap ex.
Non-Incremental Leasing CapEx	$55 to $65	$60 to $65	Approximately 2.7 million square feet of lease commencement starts at a cost of $21.50 per square-foot.
Incremental (Space vacant more than 1 year)	$40 to $50	$35 to $45	Approximately 0.9 million square feet of lease commencement starts at a cost of $50.00 per square-foot.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2015

Spotlight on Earnings - Guidance Assumptions (Continued)

	Current	Original
Metric	Assumption Range ($’s in millions)		Commentary
Multi-Family Portfolio
Development (Consolidated)	$120 to $140	$110 to $130	Equity capital required based on estimated total on-balance development spending of $270-300MM in 2016, net of construction loans.
Development (J.V.)	$30 to $35	$60 to $80	Equity investment in unconsolidated joint venture development projects during 2016.
Acquisitions	$20 (completed)	$20	Cash to buy out majority partner’s interest in a new, 371 unit, luxury rental community in suburban Boston, net of $72MM acquisition debt, to achieve a levered yield of approximately 14%.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2015

Spotlight on Earnings - Guidance Assumptions (Continued)

	Current	Original
Metric	Assumption Range ($’s in millions)		Commentary
Corporate
G&A (Corporate)	$34 to $37	$34 to $37	Based on staffing levels and incentive compensation likely reduced in late 2016 as we streamline our portfolio.
G&A (Multi-family subsidiary)	$9 to $11	$9 to $11	Based on staffing levels and incentive compensation.
Interest Expense	$93 to $97	$96 to $100	After retiring 5.8% bonds in January 2016 and expected refinancing of secured debt during the year.
Unsecured Debt Financing	Completed $350 at 3.12% in January 2016	$300.00	Used proceeds from Unsecured Term Loan to retire $200MM 5.8% Bonds on January 15, 2016, and to pay down outstanding borrowings on our unsecured revolving credit facility.
Equity Financing	$350 by 6/30/16	$275 - $325	RRT entity level equity issuance expected by the end of second quarter 2016.

The guidance and representative assumptions on this page are forward looking statements and reflect our views of current and future market conditions. Our actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying our guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect. As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2015

Spotlight on Earnings - 2016 Projected Sources & Uses of Funds

We have multiple options regarding our capital plan.  Below is a summary of the potential sources and uses for 2016 as of this release.  This plan as of today shows a cash available for strategic plan or reduction of debt of potentially $335 - $355 million.

	Range
	($’s in millions)
Sources
FFO Net of Straight-Line Rent	$180	—	$200
Office Sales Net Proceeds	700	—	800
Net Proceeds from Roseland Residential Equity Raise	325	—	375
Total Sources	$1,205	—	$1,375

Uses
Base Bldg CapEx	$45	—	$50
Non-Incremental Leasing Costs	55	—	65
Incremental Leasing Costs	40	—	50
Office Acquisitions	500	—	600
Development Spending Net of Secured Debt	120	—	140
Net Investment in Unconsolidated Joint Ventures	30	—	35
Multi-Family Acquisitions Net of Secured Debt	20	—	20
Dividends / Distributions	60	—	60
Cash Available for Strategic Plan / Reduction of Net Debt	335	—	355
Total Uses	$1,205	—	$1,375

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2015

Spotlight on Earnings - Our Stats

($’s in thousands, except ratios and per share amounts)

Mack-Cali executed on its strategy to strengthen its balance sheet and improve its key financial ratios in 2015.

From 12/31/14 to 12/31/15:  Total Debt/Total Market Cap decreased 4.1 basis points, from 51.5 percent to 47.4 percent; Net Debt to EBIDTA increased 1.0x, from 6.7x to 7.7x (due to increased CIP); Interest Coverage increased 0.4x, from 2.4x to 2.8x; and Fixed Charge Coverage increase 0.3x, from 2.1x to 2.4x.  FFO per Share increased from $1.63 to $1.88, and the FFO Payout Ratio decreased from 46 percent to 32 percent.  It was a positive year for Mack-Cali as demonstrated by favorable improvements in many of these key financial metrics.

	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014

Market Value of Equity (a)	2,394,512	1,944,543	1,901,178	1,985,839	1,964,115
Total Debt	2,154,920	2,043,592	2,034,819	2,107,572	2,088,654
Total Market Capitalization	4,549,432	3,988,135	3,935,997	4,093,411	4,052,769

Total Debt/ Total Market Capitalization	47.37%	51.24%	51.70%	51.49%	51.54%
Total Debt/ Total Book Capitalization	53.03%	51.07%	48.99%	50.19%	49.82%
Total Debt/ Total Undepreciated Assets	38.98%	37.59%	36.32%	37.53%	37.25%
Secured Debt/ Total Undepreciated	13.23%	13.61%	13.68%	14.20%	14.64%

Capitalized Interest	4,473	4,356	3,781	3,607	4,820

Portfolio Size:
Consolidated Properties	223	222	227	230	231
Consolidated Total Commercial Square Footage	24,211,880	24,015,752	24,837,821	25,266,990	25,288,590
Commercial Sq. Ft. Leased at End of Period (c)	86.2%	85.8%	82.3%	84.3%	84.2%

Shares and Units:
Common Shares Outstanding	89,583,950	89,310,243	89,195,529	89,127,942	89,076,578
Common Units Outstanding	10,516,844	10,790,142	11,012,069	11,036,898	11,083,876
Combined Shares and Units	100,100,794	100,100,385	100,207,598	100,164,840	100,160,454
Weighted Average- Diluted (b)	100,180,068	100,172,220	100,314,310	100,265,509	100,130,039

Common Share Price ($’s):
At the end of the period	23.35	18.88	18.43	19.28	19.06
High during period	24.26	21.12	19.73	20.11	20.11
Low during period	18.67	18.01	16.85	18.01	17.92

	Three Months Ended		Year Ended
	12/31/15	12/31/14	12/31/15	12/31/14

Net Debt To EBITDA Annualized	7.7	7.1	7.7	6.7
Interest Coverage Ratio	2.93	2.24	2.83	2.44
Fixed Charge Coverage Ratio	2.35	1.85	2.37	2.09
Earnings per Share—diluted	(0.35)	(0.10)	(1.41)	0.32
FFO per Share—diluted (d)	0.47	0.34	1.88	1.63
Core FFO per Share	0.47	0.47	1.83	1.93
Adjusted FFO per share	0.18	0.22	0.96	1.10
Dividends Declared per Share	0.15	0.15	0.60	0.75
FFO Payout Ratio—diluted (d)	32.02%	44.00%	31.97%	46.13%

(a)	Includes any outstanding preferred units presented on a converted basis into common units and noncontrolling interests in consolidated joint ventures.
(b)	Calculated based on shares and units included in basic per share/unit computation, plus dilutive Common Stock Equivalents (i.e. convertible preferred units, options and warrants).
(c)

Percentage leased includes leases in effect as of the period end date, some of which have commencement dates in the future and leases that expire at the period end date. Reflects square feet leased at the Company’s consolidated in-service portfolio, excluding in-service properties in lease up (if any).

(d)

Funds from operations (“FFO”) is calculated in accordance with the definition of the National Association of Real Estate Investment Trusts (NAREIT). See “Information About FFO, Core FFO and AFFO” on page 41.

Note:

Excluding executive severance costs of $11.0 million in the first quarter 2014 and $12.8 million in the fourth quarter 2014, Interest Coverage, Fixed Charge Coverage and FFO Payout ratios would have been 2.71x, 2.23x and 32.0 percent, respectively, for the three months ended December 31, 2014 and 2.65x, 2.27x and 40.2 percent, respectively, for the year ended December 31, 2014.

Excluding the write-off of the mark-to-market balance of $1.5 million related to the transfer of the deeds for 5 Becker Farm Road, Roseland, NJ and 210 Clay Avenue, Lyndhurst, NJ to the lender in the third quarter 2015, Fixed Charged Coverage would have been 2.34x for the year ended December 31, 2015.

Excludes a principal reduction payment of $1.8 million in the fourth quarter 2015 for loans past maturity.  Including these amounts, Fixed Charge Coverage would have been 2.22x for the three months ended December 31, 2015 and 2.34x for the year ended December 31, 2015.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2015

Spotlight on Earnings - Same Store

(Consolidated Commercial In-Service Portfolio)

(dollars in thousands)

	For the three months ended
	December 31,			%
	2015	2014	Change	Change

Total Property Revenues	$130,893	$131,135	$(242)	(0.2)

Real Estate Taxes	18,100	19,407	(1,307)	(6.7)
Utilities	11,214	13,512	(2,298)	(17.0)
Operating Services	26,206	27,014	(808)	(3.0)
Total Property Expenses:	55,520	59,933	(4,413)	(7.4)

GAAP Net Operating Income	75,373	71,202	4,171	5.9

Less: straight-lining of rents adj.	2,671	606	2,065	340.8

Net Operating Income	$72,702	$70,596	$2,106	3.0

Average Percentage Leased	86.1%	84.1%

Total Properties:	216

Total Square Footage:	24,015,752

	For the Year Ended
	December 31,			%
	2015	2014	Change	Change

Total Property Revenues	$526,329	$527,456	$(1,127)	(0.2)

Real Estate Taxes	75,701	80,573	(4,872)	(6.0)
Utilities	53,191	63,926	(10,735)	(16.8)
Operating Services	99,345	100,085	(740)	(0.7)
Total Property Expenses:	228,237	244,584	(16,347)	(6.7)

GAAP Net Operating Income	298,092	282,872	15,220	5.4

Less: straight-lining of rents adj.	3,381	4,367	(986)	(22.6)

Net Operating Income	$294,711	$278,505	$16,206	5.8

Average Percentage Leased	86.1%	84.1%

Total Properties:	216

Total Square Footage:	24,015,752

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2015

Spotlight on Financials - Income Statements

(dollars in thousands, except per share amounts) (unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
REVENUES	2015	2014	2015	2014
Base rents	$122,295	$123,673	$487,041	$516,727
Escalations and recoveries from tenants	13,190	16,818	62,481	78,554
Real estate services	7,065	7,315	29,620	28,638
Parking income	2,983	2,502	11,124	9,107
Other income	910	1,106	4,617	3,773
Total revenues	146,443	151,414	594,883	636,799

EXPENSES
Real estate taxes	19,683	20,870	82,688	90,750
Utilities	11,819	14,267	55,965	72,822
Operating services	29,344	29,040	107,951	112,621
Real estate services expenses	6,063	5,923	25,583	26,136
General and administrative	12,589	23,775	49,147	71,051
Acquisition-related costs	1,449	175	1,560	2,118
Depreciation and amortization	43,136	40,811	170,402	172,490
Impairments	33,743	—	197,919	—
Total expenses	157,826	134,861	691,215	547,988
Operating income (loss)	(11,383)	16,553	(96,332)	88,811

OTHER (EXPENSE) INCOME
Interest expense	(24,374)	(27,420)	(103,051)	(112,878)
Interest and other investment income	231	1,399	794	3,615
Equity in earnings (loss) of unconsolidated joint ventures	(449)	(363)	(3,172)	(2,423)
Realized gains (losses) on disposition of rental property, net	—	—	53,261	54,848
Gain on sale of investment in unconsolidated joint ventures	—	—	6,448	—
Loss from early extinguishment of debt	—	(582)	—	(582)
Total other (expense) income	(24,592)	(26,966)	(45,720)	(57,420)
Net income (loss)	(35,975)	(10,413)	(142,052)	31,391
Noncontrolling interest in consolidated joint ventures	462	21	1,044	778
Noncontrolling interest in Operating Partnership	3,795	1,152	15,256	(3,602)
Net income (loss) available to common shareholders	$(31,718)	$(9,240)	$(125,752)	$28,567

Basic earnings per common share:
Net income (loss) available to common shareholders	$(0.35)	$(0.10)	$(1.41)	$0.32

Diluted earnings per common share:
Net income (loss) available to common shareholders	$(0.35)	$(0.10)	$(1.41)	$0.32

Basic weighted average shares outstanding	89,475	89,044	89,291	88,727

Diluted weighted average shares outstanding	100,180	100,130	100,222	100,041

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2015

Spotlight on Financials - Balance Sheets

(dollars in thousands, except per share amounts) (unaudited)

	December 31,
	2015	2014
Assets
Rental property
Land and leasehold interests	$735,696	$760,855
Buildings and improvements	3,648,238	3,753,300
Tenant improvements	408,617	431,969
Furniture, fixtures and equipment	15,167	12,055
	4,807,718	4,958,179
Less — accumulated depreciation and amortization	(1,464,482)	(1,414,305)

Net investment in rental property	3,343,236	3,543,874
Cash and cash equivalents	37,077	29,549
Investments in unconsolidated joint ventures	303,457	247,468
Unbilled rents receivable, net	120,246	123,885
Deferred charges, goodwill and other assets, net	213,377	204,650
Restricted cash	35,343	34,245
Accounts receivable, net of allowance for doubtful accounts of $1,407 and $2,584	10,754	8,576

Total assets	$4,063,490	$4,192,247

Liabilities and Equity
Senior unsecured notes	$1,268,844	$1,267,744
Revolving credit facility	155,000	—
Mortgages, loans payable and other obligations	731,076	820,910
Dividends and distributions payable	15,582	15,528
Accounts payable, accrued expenses and other liabilities	135,057	126,971
Rents received in advance and security deposits	49,739	52,146
Accrued interest payable	24,484	26,937
Total liabilities	2,379,782	2,310,236
Commitments and contingencies

Equity:
Mack-Cali Realty Corporation stockholders’ equity:
Common stock, $0.01 par value, 190,000,000 shares authorized,
89,583,950 and 89,076,578 shares outstanding	896	891
Additional paid-in capital	2,570,392	2,560,183
Dividends in excess of net earnings	(1,115,612)	(936,293)
Total Mack-Cali Realty Corporation stockholders’ equity	1,455,676	1,624,781

Noncontrolling interests in subsidiaries:
Operating Partnership	170,891	202,173
Consolidated joint ventures	57,141	55,057
Total noncontrolling interests in subsidiaries	228,032	257,230

Total equity	1,683,708	1,882,011

Total liabilities and equity	$4,063,490	$4,192,247

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2015

Spotlight on Financials - Debt Summary

(as of December 31, 2015)

As of December 31, 2015, the Company had minimal floating rate debt of only $292 million, or under 14 percent, of its total debt.

Debt Breakdown

(dollars in thousands)

		%	Weighted Average		Weighted Average
	Balance	of Total	Interest Rate (a)		Maturity in Years
Fixed Rate Unsecured Debt and Other Obligations	$1,268,844	58.88%	4.88%		4.16
Fixed Rate Secured Debt	593,677	27.55%	7.15%		2.56
Variable Rate Secured Debt	137,399	6.38%	4.09%		1.13
Variable Rate Unsecured Debt	155,000	7.19%	1.66%		1.58

Totals/Weighted Average:	$2,154,920	100.00%	5.22	%(c)	3.34

Future Repayments

(dollars in thousands)

				Weighted Average
	Scheduled	Principal		Interest Rate of
Period	Amortization	Maturities	Total	Future Repayments (a)
2016	$8,125	$406,465	$414,590	6.67%
2017 (b)	7,275	557,088	564,363	3.41%
2018	7,311	231,536	238,847	6.67%
2019	723	331,567	332,290	7.45%
2020	569	—	569	4.82%
Thereafter	5,759	605,206	610,965	4.13%
Sub-total	29,762	2,131,862	2,161,624
Adjustment for unamortized debt discount/premium and mark-to-market, net, as of December 31, 2015	(6,704)	—	(6,704)

Totals/Weighted Average:	$23,058	$2,131,862	$2,154,920	5.22	%(c)

(a)         The actual weighted average LIBOR rate for the Company’s outstanding variable rate debt was 0.35 percent as of December 31, 2015, plus the applicable spread.

(b)         Includes outstanding borrowings of the Company’s unsecured revolving credit facility of $155 million which matures in 2017 with two six-month extension options with the payment of a fee.

(c)          Excludes amortized deferred financing costs pertaining to the Company’s unsecured revolving credit facility which amounted to $3.2 million for the year ended December 31, 2015.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2015

Spotlight on Portfolio - Property Types

(as of December 31, 2015)

		# of	Commercial	Garage
	# of	Apartment	Square	Parking
Property	Properties	Homes	Feet	Spaces
MULTI-FAMILY RENTAL PORTFOLIO
Stabilized Operating Communities:
Consolidated Properties	6	1,301
Unconsolidated Joint Venture Interests:
Participating JVs	2	939
Subordinated Interests	9	2,746
Total Stabilized Operating Communities-included in Property Count:	17	4,986

Communities in Lease-Up:
Unconsolidated Joint Venture Interests:
Participating JVs	1	378
Subordinated Interests	1	280
Total Properties in Lease-Up Multi-Family-included in Property Count:	2	658

Development Communities:
Consolidated Properties	6	1,494		786
Unconsolidated Joint Venture Interests:
Participating JVs	2	1,074
Subordinated Interests	—	—
Total Development Communities-Multi-Family:	8	2,568		786

Total Land Holdings/Pre-Development and Repurposing-Multi-Family:	n/a	11,286

OFFICE PORTFOLIO
Stabilized Operating Properties:
Consolidated Properties	217		24,211,880	850
Unconsolidated Joint Venture Interests:
Participating JVs (incl. 350-room hotel)	8		1,645,306
Subordinated Joint Ventures	31		4,033,049
Total Operating Properties-included in Property Count:	256		29,890,235	850

Total Land Holdings/Pre-Development-Office	—		5,348,750

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2015

Spotlight on Portfolio - Commercial Tenant Size

					Annualized	Percentage of
	Number	Percentage of		Percentage of	Base Rental	Annualized
	of	Total Number	Rentable	Rentable Area	Revenue	Base Rental
Square Feet Leased	Tenants (c)	of Tenants (%)	Area (b) (c)	(%)	($) (a) (b) (c)	Revenue (%)
2,500 or less	338	22.4	498,019	2.4	12,380,764	2.5
2,501 - 10,000	683	45.3	3,638,399	17.9	80,999,673	16.4
10,001 - 20,000	257	17.0	3,651,947	17.9	78,062,336	15.8
20,001 - 40,000	123	8.2	3,405,609	16.7	79,505,256	16.1
40,001 - 100,000	85	5.6	5,384,492	26.4	132,846,489	26.9
Greater than 100,000	22	1.5	3,793,901	18.7	110,631,518	22.3

Totals	1,508	100.0	20,372,367	100.0	494,426,036	100.0

(a)         Annualized base rental revenue is based on actual December 2015 billings times 12.  For leases whose rent commences after January 1, 2016, annualized base rental revenue is based on the first full month’s billing times 12.  As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.

(b)         Includes leases in effect as of the period end date, some of which have commencement dates in the future, and leases expiring December 31, 2015 aggregating 69,522 square feet and representing annualized rent of $1,564,211 for which no new leases were signed.

(c)          Includes office, office/flex, industrial/warehouse and stand-alone retail tenants only.  Excludes leases for amenity, retail, parking and month-to-month tenants.  Some tenants have multiple leases.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2015

Details on Leasing - Quarter Rollforward

(for the three months ended December 31, 2015)

Consolidated Commercial In-Service Portfolio

			LEASING ACTIVITY
								Market	Fav/
Business Line	Pct. Leased	Leased Sq. Ft.	Expiring/Adjustment	Incoming	Net Leasing	Sq. Ft. Leased	Pct. Leased	Pct. Leased (e)	(Unfav)
Market/Submarket	09/30/15	Acquired/Disposed (a)	Sq. Ft. (b)	Sq. Ft.	Activity	12/31/15 (c)	12/31/15 (d)	12/31/15	to Market
CORE
Northern NJ
Bergen Route 4 East	100.0%	—	—	—	—	239,680	100.0%	87.5%	12.5%
Bergen Route 17/GSP	82.2%	—	(40,817)	67,648	26,831	1,493,967	83.7%	81.8%	1.9%
Roseland/Short Hills	96.0%	—	—	—	—	507,993	96.0%	83.8%	12.2%
GW Bridge	91.2%	—	(2,936)	9,765	6,829	251,188	93.7%	87.6%	6.1%
Morris Route 10/24	91.2%	—	—	972	972	234,810	91.5%	75.0%	16.5%
Parsippany	78.4%	—	(55,845)	130,680	74,835	1,661,715	82.1%	77.6%	4.5%
Suburban Passaic	86.4%	—	—	—	—	48,442	86.4%	70.0%	16.4%
Central NJ
Clark & Cranford	83.7%	—	(20,006)	21,707	1,701	667,329	83.9%	77.2%	6.7%
Mercer Southern	94.6%	—	—	—	—	268,747	94.6%	90.2%	4.4%
Monmouth County	97.1%	—	(404,438)	404,458	20	1,058,592	97.1%	87.5%	9.6%
Princeton	92.0%	—	(11,109)	5,806	(5,303)	311,193	90.4%	86.9%	3.5%
The Brunswicks	100.0%	—	—	—	—	40,000	100.0%	82.5%	17.5%
Woodbridge/Edison	99.7%	187,495	(12,528)	12,528	—	581,889	98.3%	86.2%	12.1%
Westchester Co., NY
Elmsford	89.3%	—	(4,799)	6,249	1,450	55,019	91.7%	86.0%	5.7%
Hawthorne	93.6%	—	(10,200)	10,200	—	228,784	93.6%	94.7%	(1.1)%
White Plains CBD	82.3%	—	(22,603)	25,301	2,698	515,142	82.8%	81.3%	1.5%
Yonkers	99.7%	—	(16,789)	17,363	574	170,000	100.0%	87.9%	12.1%
CORE Totals	87.3%	187,495	(602,070)	712,677	110,607	8,334,490	88.7%	82.8%	5.9%

WATERFRONT
Hudson Waterfront	86.7%	—	(11,064)	11,064	—	3,744,230	86.7%	87.6%	(0.9)%
WATERFRONT Totals	86.7%	—	(11,064)	11,064	—	3,744,230	86.7%	87.6%	(0.9)%

FLEX
Northern NJ
Hudson Waterfront	52.2%	—	—	1,500	1,500	10,236	61.2%	n/a	n/a
Suburban Passaic	91.0%	—	—	—	—	403,289	91.0%	n/a	n/a
Central NJ
Clark & Cranford	68.7%	—	(1,214)	1,214	—	4,074	68.7%	n/a	n/a
Mercer Southern	86.0%	—	—	—	—	146,219	86.0%	n/a	n/a
Monmouth County	96.3%	—	(27,034)	2,870	(24,164)	259,373	88.1%	n/a	n/a
Westchester Co., NY
Elmsford	94.6%	—	(26,941)	30,416	3,475	1,554,919	94.8%	n/a	n/a
Hawthorne	87.8%	—	—	17,098	17,098	470,629	91.1%	n/a	n/a
Yonkers	93.2%	—	(3,000)	3,000	—	548,132	93.2%	n/a	n/a
Burlington Co., NJ	89.3%	—	(48,154)	48,475	321	1,125,422	89.3%	n/a	n/a
Stamford, CT Non-CBD	96.3%	—	(18,100)	18,100	—	262,928	96.3%	n/a	n/a
FLEX Totals	91.9%	—	(124,443)	122,673	(1,770)	4,785,221	91.9%

Schedules continue on next page.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2015

Details on Leasing - Quarter Rollforward (continued)

(for the three months ended December 31, 2015)

Consolidated Commercial In-Service Portfolio

			LEASING ACTIVITY
								Market	Fav/
Business Line	Pct. Leased	Leased Sq. Ft.	Expiring/Adjustment	Incoming	Net Leasing	Sq. Ft. Leased	Pct. Leased	Pct. Leased (e)	(Unfav)
Market/Submarket	09/30/15	Acquired/Disposed (a)	Sq. Ft. (b)	Sq. Ft.	Activity	12/31/15 (c)	12/31/15 (d)	12/31/15	to Market
NON-CORE
Northern NJ
Bergen Route 17S	46.2%	—	—	—	—	24,009	46.2%	79.7%	(33.5)%
Bergen Route 17/GSP	73.4%	—	(6,042)	3,042	(3,000)	342,295	72.7%	81.8%	(9.1)%
Roseland/Short Hills	68.1%	—	(2,715)	6,047	3,332	655,466	68.5%	83.8%	(15.3)%
Parsippany	79.7%	—	—	5,000	5,000	621,636	80.3%	77.6%	2.7%
Central NJ
Middlesex South/8A	59.2%	—	—	—	—	199,533	59.2%	87.1%	(27.9)%
Monmouth County	75.8%	—	(13,884)	14,562	678	179,539	76.1%	87.5%	(11.4)%
Somerset Route 78	90.6%	—	(14,036)	9,167	(4,869)	453,444	89.6%	85.2%	4.4%
Union Route 78	49.6%	—	—	—	—	39,657	49.6%	89.8%	(40.2)%
Westchester Co., NY
Tarrytown	100.0%	—	—	—	—	9,300	100.0%	80.8%	19.2%
White Plains CBD	57.6%	—	(1,809)	1,809	—	26,343	57.6%	81.3%	(23.7)%
NYC - Downtown	100.0%	—	—	—	—	524,476	100.0%	91.3%	8.7%
Washington DC/MD
DC - CBD	87.7%	—	(750)	9,007	8,257	156,931	92.6%	91.3%	1.3%
DC - East End	100.0%	—	—	—	—	159,000	100.0%	88.6%	11.4%
MD-Greenbelt	68.2%	—	(6,864)	3,459	(3,405)	570,869	67.8%	65.3%	2.5%
MD-Lanham	63.2%	—	(38,284)	—	(38,284)	38,794	31.8%	65.1%	(33.3)%
NON-CORE Totals	76.3%	—	(84,384)	52,093	(32,291)	4,001,292	75.7%	87.8%	(12.1)%

COMPANY Totals	85.8%	187,495	(821,961)	898,507	76,546	20,865,233	86.2%

(a)	Net gain/loss of leased square footage through properties sold, acquired or placed in service during the period.
(b)

Represents the square footage of expiring leases and leases scheduled to expire in the future for which new leases or renewals were signed during the period, as well as internal administrative adjustments.

(c)	Includes leases expiring December 31, 2015 aggregating 69,522 square feet for which no new leases were signed.
(d)	Excludes 3 Sylvan Way, a vacant 147,241 square-foot office building acquired December 23, 2015 and being prepared for lease up.
(e)	Market percent leased derived by inverting the market direct vacancy rate for all office classes as published by Cushman & Wakefield.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2015

Details on Leasing - Quarter Stats

(for the three months ended December 31, 2015)

Consolidated Commercial In-Service Portfolio

				Sq. Ft.
Business Line	# of	Total	Sq. Ft.	Renewed and	Wtd. Avg.	Wtd. Avg.	Leasing Costs Per
Market/Submarket	Transactions	Sq. Ft.	New Leases	Other Retained (a)	Term (Yrs.)	Base Rent (b)	Sq. Ft. Per Year (c)
CORE
Northern NJ
Bergen Route 17/GSP	10	67,648	34,099	33,549	5.5	25.14	5.42
GW Bridge	3	9,765	7,947	1,818	3.1	25.13	3.59
Morris Route 10/24	1	972	972	—	5.2	19.55	5.37
Parsippany	9	130,680	52,846	77,834	7.5	24.74	4.79
Central NJ
Clark & Cranford	4	21,707	1,995	19,712	5.4	19.74	0.86
Monmouth County	6	404,458	7,172	397,286	6.4	18.60	4.10
Princeton	4	5,806	2,246	3,560	5.4	29.06	4.37
Woodbridge/Edison	1	12,528	—	12,528	3.9	29.31	2.07
Westchester Co., NY
Elmsford	3	6,249	1,450	4,799	1.7	21.72	0.33
Hawthorne	1	10,200	—	10,200	1.1	9.32	0.20
White Plains CBD	5	25,301	2,600	22,701	3.7	28.01	4.90
Yonkers	5	17,363	2,951	14,412	1.5	25.22	1.45
CORE Totals/Weighted Avg.	52	712,677	114,278	598,399	6.0	21.14	4.24

HUDSON WATERFRONT	1	11,064	11,064	—	8.3	36.24	4.19

FLEX
Northern NJ
Hudson Waterfront	1	1,500	1,500	—	9.7	50.53	2.14
Central NJ
Clark & Cranford	1	1,214	—	1,214	10.3	25.86	0.00
Monmouth County	1	2,870	—	2,870	2.0	16.84	0.98
Westchester Co., NY
Elmsford	11	30,416	13,843	16,573	4.1	16.89	0.97
Hawthorne	1	17,098	17,098	—	7.5	18.40	4.42
Yonkers	1	3,000	—	3,000	1.0	19.22	0.74
Burlington Co., NJ	4	48,475	9,600	38,875	2.5	9.06	0.41
Stamford, CT Non CBD	1	18,100	—	18,100	1.0	11.00	0.20
FLEX Totals/Weighted Avg.	21	122,673	42,041	80,632	3.5	13.69	1.83

NON-CORE
Northern NJ
Bergen Rt 17/GSP	1	3,042	—	3,042	1.0	19.94	0.20
Roseland/Short Hills	2	6,047	4,332	1,715	5.4	24.47	3.94
Parsippany	1	5,000	5,000	—	1.3	22.75	0.32
Central NJ
Monmouth County	1	14,562	—	14,562	6.3	22.04	3.43
Somerset Route 78	2	9,167	—	9,167	7.6	25.81	4.08
Westchester Co., NY
White Plains CBD	1	1,809	—	1,809	1.0	27.28	1.84
Washington DC/MD
DC - CBD	2	9,007	—	9,007	4.8	46.30	8.63
MD-Greenbelt	4	3,459	2,525	934	3.6	22.38	3.74
NON-CORE Totals/Weighted Avg.	14	52,093	11,857	40,236	5.0	27.33	4.43

COMPANY Totals/Weighted Avg.	88	898,507	179,240	719,267	5.7	20.67	4.05

Tenant Retention	Leases Retained	65.9%
	Sq. Ft. Retained	87.5%

(a)	“Other Retained” transactions include existing tenants’ expansions and relocations within the same building.
(b)	Equals triple net rent plus common area costs and real estate taxes, as applicable.
(c)

Represents estimated workletter costs of $15,063,051 and commissions of $5,502,441 committed, but not necessarily expended, during the period for second generation space aggregating 898,507 square feet.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2015

Details on Leasing - Full Year Rollforward

(for the year ended December 31, 2015)

Consolidated Commercial In-Service Portfolio

Percent leased increased 200 basis points during 2015, driven primarily by execution of the Company’s plan to exit non-core office assets.  Momentum on this initiative will continue into 2016.

			LEASING ACTIVITY
Business Line	Pct. Leased	Leased Sq. Ft.	Expiring/	Incoming	Net Leasing	Sq. Ft. Leased	Pct. Leased
Market/Submarket	12/31/14	Acquired/Disposed (a)	Adjustment Sq. Ft. (b)	Sq. Ft.	Activity	12/31/15 (c)	12/31/15 (d)
CORE
Northern NJ
Bergen Route 4 East	71.9%	—	(12,172)	79,633	67,461	239,680	100.0%
Bergen Route 17/GSP	79.8%	—	(291,422)	360,383	68,961	1,493,967	83.7%
Roseland/Short Hills	80.5%	—	(7,203)	89,270	82,067	507,993	96.0%
GW Bridge	89.8%	—	(88,392)	98,940	10,548	251,188	93.7%
Morris Route 10/24	91.5%	—	(21,943)	21,943	—	234,810	91.5%
Parsippany	72.4%	(203,506)	(197,731)	450,011	252,280	1,661,715	82.1%
Suburban Passaic	91.8%	—	(13,658)	10,623	(3,035)	48,442	86.4%
Central NJ
Clark & Cranford	86.0%	—	(122,524)	105,804	(16,720)	667,329	83.9%
Mercer Southern	94.6%	—	(138,125)	138,125	—	268,747	94.6%
Monmouth County	97.9%	—	(425,072)	416,469	(8,603)	1,058,592	97.1%
Princeton	93.2%	—	(37,770)	28,245	(9,525)	311,193	90.4%
The Brunswicks	100.0%	—	—	—	—	40,000	100.0%
Woodbridge/Edison	98.9%	187,495	(25,776)	28,850	3,074	581,889	98.3%
Westchester Co., NY
Elmsford	91.7%	—	(9,444)	9,444	—	55,019	91.7%
Hawthorne	90.3%	—	(41,772)	49,856	8,084	228,784	93.6%
White Plains CBD	81.4%	—	(144,288)	152,945	8,657	515,142	82.8%
Yonkers	100.0%	—	(43,954)	43,954	—	170,000	100.0%
CORE Totals	83.8%	(16,011)	(1,621,246)	2,084,495	463,249	8,334,490	88.7%

WATERFRONT
Hudson Waterfront	82.1%	—	(141,529)	339,098	197,569	3,744,230	86.7%
WATERFRONT Total	82.1%	—	(141,529)	339,098	197,569	3,744,230	86.7%

FLEX
Northern NJ
Hudson Waterfront	52.2%	—	—	1,500	1,500	10,236	61.2%
Suburban Passaic	95.9%	—	(34,272)	12,523	(21,749)	403,289	91.0%
Central NJ
Clark & Cranford	68.7%	—	(1,214)	1,214	—	4,074	68.7%
Mercer Southern	79.3%	—	(16,302)	27,680	11,378	146,219	86.0%
Monmouth County	93.4%	—	(102,768)	87,151	(15,617)	259,373	88.1%
Westchester Co., NY
Elmsford	95.7%	—	(316,796)	302,301	(14,495)	1,554,919	94.8%
Hawthorne	87.8%	—	(44,915)	61,659	16,744	470,629	91.1%
Yonkers	92.6%	—	(59,098)	62,437	3,339	548,132	93.2%
Burlington Co., NJ	86.0%	(21,600)	(203,537)	247,454	43,917	1,125,422	89.3%
Stamford, CT Non-CBD	96.3%	—	(113,100)	113,100	—	262,928	96.3%
FLEX Totals	91.4%	(21,600)	(892,002)	917,019	25,017	4,785,221	91.9%

Schedules continue on next page.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2015

Details on Leasing - Full Year Rollforward (continued)

(for the year ended December 31, 2015)

Consolidated Commercial In-Service Portfolio

			LEASING ACTIVITY
Business Line	Pct. Leased	Leased Sq. Ft.	Expiring/	Incoming	Net Leasing	Sq. Ft. Leased	Pct. Leased
Market/Submarket	12/31/14	Acquired/Disposed (a)	Adjustment Sq. Ft. (b)	Sq. Ft.	Activity	12/31/15 (c)	12/31/15 (d)
NON-CORE
Northern NJ
Bergen Meadowlands	82.4%	(2,193)	(99,846)	2,193	(97,653)	N/A	N/A
Bergen Route 17S	99.6%	—	(27,766)	—	(27,766)	24,009	46.2%
Bergen Route 17/GSP	89.1%	—	(544,602)	44,798	(499,804)	342,295	72.7%
Roseland/Short Hills	67.9%	(80,385)	(114,260)	120,361	6,101	655,466	68.5%
Parsippany	75.0%	(105,135)	(31,499)	56,179	24,680	621,636	80.3%
Central NJ
Middlesex South/8A	94.9%	—	(130,191)	10,009	(120,182)	199,533	59.2%
Monmouth County	64.6%	—	(57,873)	85,088	27,215	179,539	76.1%
Somerset Route 78	89.7%	(111,663)	(16,841)	19,878	3,037	453,444	89.6%
Union Route 78	77.1%	—	(22,021)	—	(22,021)	39,657	49.6%
Westchester Co., NY
Elmsford	0.0%	—	—	—	—	N/A	N/A
Tarrytown	0.0%	—	—	9,300	9,300	9,300	100.0%
White Plains CBD	66.9%	—	(6,054)	1,809	(4,245)	26,343	57.6%
NYC - Downtown	100.0%	—	—	—	—	524,476	100.0%
Washington DC/MD
DC - CBD	89.1%	—	(5,839)	11,659	5,820	156,931	92.6%
DC - East End	100.0%	—	(140,560)	140,560	—	159,000	100.0%
MD-Greenbelt	68.6%	—	(138,167)	131,368	(6,799)	570,869	67.8%
MD-Lanham	97.4%	—	(96,317)	16,282	(80,035)	38,794	31.8%
NON-CORE Totals	80.3%	(299,376)	(1,431,836)	649,484	(782,352)	4,001,292	75.7%

COMPANY Totals	84.2%	(336,987)	(4,086,613)	3,990,096	(96,517)	20,865,233	86.2%

RECONCILIATION OF TOTAL PROPERTY SQUARE FOOTAGE

Total sq. ft. as of December 31, 2014	25,288,590
Total sq. ft. of properties acquired	196,128
Total sq. ft. of properties disposed of/removed from service	(1,272,838)
Total sq. ft. as of December 31, 2015	24,211,880

(a)        Net gain/loss of leased square footage through properties sold, acquired or placed in service during the period.

(b)        Represents the square footage of expiring leases and leases scheduled to expire in the future for which new leases or renewals were signed during the period, as well as internal administrative adjustments.

(c)        Includes leases expiring December 31, 2015 aggregating 69,522 square feet for which no new leases were signed.

(d)        Excludes 3 Sylvan Way, a vacant 147,241 square-foot office building acquired December 23, 2015 and being prepared for lease up.

(e)        Market percent leased derived by inverting the market direct vacancy rate for all office classes as published by Cushman & Wakefield.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2015

Details on Leasing - Full Year Stats

(for year ended December 31, 2015)

Consolidated Commercial In-Service Portfolio

Business Line	# of	Total	Sq. Ft.	Sq. Ft. Renewed and	Wtd. Avg.	Wtd. Avg.	Leasing Costs Per
Market/Submarket	Transactions	Sq. Ft.	New Leases	Other Retained (a)	Term (Yrs.)	Base Rent (b)	Sq. Ft. Per Year (c)
CORE
Northern NJ
Bergen Route 4 East	2	79,633	73,978	5,655	10.6	23.18	4.33
Bergen Route 17/GSP	40	360,383	46,636	313,747	5. 2	26.16	4.78
Roseland/Short Hills	3	89,270	89,270	—	10.1	32.87	6.27
GW Bridge	18	98,940	14,157	84,783	3.3	27.17	2.09
Morris Route 10/24	6	21,943	3,787	18,156	4.5	22.27	3.81
Parsippany	39	450,011	227,146	222,865	8.2	24.58	5.01
Suburban Passaic	3	10,623	—	10,623	6.0	17.92	1.50
Central NJ
Clark & Cranford	24	105,804	30,302	75,502	4.9	22.34	2.29
Mercer Southern	3	138,125	2,229	135,896	5.0	31.47	3.22
Monmouth County	8	416,469	7,172	409,297	6.3	18.80	4.08
Princeton	14	28,245	6,774	21,471	4.5	28.32	3.61
Woodbridge/Edison	4	28,850	—	28,850	4.4	29.09	2.75
Westchester Co., NY
Elmsford	5	9,444	1,450	7,994	2.8	25.44	0.63
Hawthorne	5	49,856	—	49,856	3.3	22.03	3.04
White Plains CBD	30	152,945	8,828	144,117	4.3	30.05	6.86
Yonkers	10	43,954	2,951	41,003	2.3	23.26	0.67
CORE Totals/Weighted Avg.	214	2,084,495	514,680	1,569,815	6. 2	24.84	4.51

WATERFRONT
Hudson Waterfront	19	339,098	179,478	159,620	7.8	32.16	6.55
WATERFRONT Total	19	339,098	179,478	159,620	7.8	32.16	6.55

FLEX
Northern NJ
Hudson Waterfront	1	1,500	1,500	—	9.7	50.53	2.14
Suburban Passaic	2	12,523	—	12,523	2.7	18.46	0.20
Central NJ
Clark & Cranford	1	1,214	—	1,214	10.3	25.86	—
Mercer Southern	3	27,680	—	27,680	7.3	16.85	2.84
Monmouth County	9	87,151	19,617	67,534	1.8	17.49	1.22
Westchester Co., NY
Elmsford	42	302,301	93,044	209,257	4.6	14.93	1.24
Hawthorne	6	61,659	40,319	21,340	6.6	16.22	3.15
Yonkers	12	62,437	—	62,437	4.0	17.53	2.10
Burlington Co., NJ	22	247,454	48,126	199,328	3.4	10.56	1.41
Stamford Non-CBD	3	113,100	—	113,100	1.8	26.80	2.56
FLEX Totals/Weighted Avg.	101	917,019	202,606	714,413	3.8	15.90	1.72

Schedules/Footnotes continue on next page.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2015

Details on Leasing - Full Year Stats (continued)

(for the year ended December 31, 2015)

Consolidated Commercial In-Service Portfolio

Business Line	# of	Total	Sq. Ft.	Sq. Ft. Renewed and	Wtd. Avg.	Wtd. Avg.	Leasing Costs Per
Market/Submarket	Transactions	Sq. Ft.	New Leases	Other Retained (a)	Term (Yrs.)	Base Rent (b)	Sq. Ft. Per Year (c)
NON-CORE
Northern NJ
Bergen Meadowlands	1	2,193	—	2,193	1.0	23.92	0.20
Bergen Rt 17/GSP	10	44,798	18,777	26,021	3.7	21.35	2.72
Roseland/Short Hills	16	120,361	12,907	107,454	1.9	24.86	2.57
Parsippany	16	56,179	25,725	30,454	3.6	22.77	4.01
Central NJ
Middlesex South/8A	5	10,009	7,158	2,851	4.2	25.23	4.69
Monmouth County	8	85,088	33,064	52,024	2.7	20.83	2.31
Somerset Route 78	5	19,878	10,711	9,167	6.7	24.92	4.37
Westchester Co., NY
Tarrytown	1	9,300	9,300	—	15.4	36.45	2.20
White Plains CBD	1	1,809	—	1,809	1.0	27.28	1.84
Washington DC/MD
DC - CBD	4	11,659	2,652	9,007	6.0	46.22	7.84
DC - East End	2	140,560	—	140,560	3.0	38.34	0.20
MD-Greenbelt	39	131,368	14,415	116,953	3.2	24.04	2.33
MD-Lanham	1	16,282	—	16,282	5.4	19.67	2.86
NON-CORE Totals/Weighted Avg.	109	649,484	134,709	514,775	3.3	27.09	2.48

COMPANY Totals/Weighted Avg.	443	3,990,096	1,031,473	2,958,623	5.3	23.77	4.10

Tenant Retention	Leases Retained	70.6%
	Sq. Ft. Retained	72.4%

(a)                                 “Other Retained” transactions include existing tenants’ expansions and relocations within the same building.

(b)                                 Equals triple net rent plus common area costs and real estate taxes, as applicable.

(c)                                  Represents estimated workletter costs of $64,152,511 and commissions of $22,654,826 committed, but not necessarily expended, during the period for second generation space aggregating 3,990,096 square feet.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2015

Details on Leasing - Expirations by Region

The following table sets forth a schedule of lease expirations for the total of the Company’s office, office/flex, industrial/warehouse and stand-alone retail properties included in the Consolidated Commercial Properties beginning January 1, 2016, assuming that none of the tenants exercise renewal or termination options (with a breakdown by market for 2016 through 2018 only):

The Company’s 2016 exposure is evenly weighted throughout the year, and very manageable.  Progress on 2017 expirations continued in the fourth quarter.

			Percentage of Total		Average Annualized Base
		Net Rentable Area	Leased Square Feet	Annualized Base	Rent Per Net Rentable	Percentage of Annual
Year of	Number of	Subject to Expiring	Represented by	Rental Revenue Under	Square Foot Represented	Base Rent Under
Expiration/Market	Leases Expiring (a)	Leases (Sq. Ft.)	Expiring Leases (%)	Expiring Leases ($) (b)	by Expiring Leases ($)	Expiring Leases (%)

1st Quarter, 2016	66	313,344	1.5	7,361,729	23.49	1.5
2nd Quarter, 2016	53	323,429	1.6	7,449,097	23.03	1.5
3rd Quarter, 2016	64	450,203	2.2	10,550,691	23.44	2.1
4th Quarter, 2016	84	485,705	2.4	10,684,080	22.00	2.2
TOTAL — 2016	267	1,572,681	7.7	36,045,597	22.92	7.3

2016 (c)
Northern NJ	99	616,602	3.0	15,477,067	25.10	3.1
Central NJ	67	465,205	2.3	10,757,062	23.12	2.2
Westchester Co., NY	58	270,756	1.3	5,326,200	19.67	1.1
Manhattan	—	—	—	—	—	—
Southern NJ	8	60,553	0.3	443,940	7.33	(d)
Fairfield, CT	2	18,549	0.1	318,303	17.16	0.1
Washington, DC/MD	33	141,016	0.7	3,723,025	26.40	0.8
TOTAL — 2016	267	1,572,681	7.7	36,045,597	22.92	7.3

2017
Northern NJ	125	2,037,366	10.0	58,744,902	28.83	12.0
Central NJ	79	741,095	3.6	16,834,949	22.72	3.4
Westchester Co., NY	80	381,280	1.9	8,043,591	21.10	1.6
Manhattan	1	14,863	0.1	505,342	34.00	0.1
Southern NJ	18	191,206	0.9	1,493,034	7.81	0.3
Fairfield, CT	3	121,028	0.6	1,665,988	13.77	0.3
Washington, DC/MD	23	104,335	0.5	3,141,566	30.11	0.6
TOTAL — 2017	329	3,591,173	17.6	90,429,372	25.18	18.3

2018
Northern NJ	98	1,087,171	5.3	30,803,423	28.33	6.3
Central NJ	74	569,075	2.8	13,816,054	24.28	2.8
Westchester Co., NY	74	564,893	2.8	9,432,733	16.70	1.9
Manhattan	—	—	—	—	—	—
Southern NJ	25	344,186	1.7	2,646,461	7.69	0.5
Fairfield, CT	1	88,000	0.4	1,651,760	18.77	0.3
Washington, DC/MD	25	239,976	1.2	8,580,998	35.76	1.7
TOTAL — 2018	297	2,893,301	14.2	66,931,429	23.13	13.5

Schedule continued, with footnotes, on subsequent page.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2015

Details on Leasing - Expirations by Region (continued)

				Percentage of Total		Average Annualized Base
		Net Rentable Area		Leased Square Feet	Annualized Base	Rent Per Net Rentable	Percentage of Annual
Year of	Number of	Subject to Expiring		Represented by	Rental Revenue Under	Square Foot Represented	Base Rent Under
Expiration/Market	Leases Expiring (a)	Leases (Sq. Ft.)		Expiring Leases (%)	Expiring Leases ($) (b)	by Expiring Leases ($)	Expiring Leases (%)

2019	252	2,459,708		12.1	53,078,243	21.58	10.7

2020	218	1,748,600		8.6	38,862,232	22.22	7.9

2021	156	1,511,466		7.4	39,344,311	26.03	8.0

2022	104	1,100,641		5.4	27,239,446	24.75	5.5

2023	77	1,580,626		7.8	36,177,980	22.89	7.3

2024	63	1,127,620		5.5	28,279,528	25.08	5.7

2025	37	679,680		3.3	15,737,169	23.15	3.2

2026	39	803,722		4.0	22,626,630	28.15	4.6

2027 and thereafter	29	1,303,149		6.4	39,674,099	30.44	8.0
Totals/Weighted Average	1,868	20,372,367	(c) (e)	100.0	494,426,036	24.27	100.0

(a)                                 Includes office, office/flex, industrial/warehouse and stand-alone retail property tenants only. Excludes leases for amenity, retail, parking and month to month tenants.  Some tenants have multiple leases.

(b)                                 Annualized base rental revenue is based on actual December 2015 billings times 12. For leases whose rent commences after January 1, 2016 annualized base rental revenue is based on the first full month’s billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.

(c)                                  Includes leases expiring December 31, 2015 aggregating 69,522 square feet and representing annualized rent of $1,564,211 for which no new leases were signed.

(d)                                 Represents 0.05% or less.

(e)                                  Reconciliation to Company’s total net rentable square footage is as follows:

Square Feet
Square footage leased to commercial tenants	20,372,367
Square footage used for corporate offices, management offices, building use, retail tenants, food services, other ancillary service tenants and occupancy adjustments	492,866
Square footage unleased	3,346,647
Total net rentable square footage (does not include land leases)	24,211,880

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2015

Details on Leasing - Expirations by Type

The following table sets forth a schedule of lease expirations for all consolidated properties beginning January 1, 2016, assuming that none of the tenants exercise renewal or termination options:

			Percentage of Total		Average Annualized Base
		Net Rentable Area	Leased Square Feet	Annualized Base	Rent Per Net Rentable	Percentage of Annual
Year of	Number of	Subject to Expiring	Represented by	Rental Revenue Under	Square Foot Represented	Base Rent Under
Expiration/Market	Leases Expiring (a)	Leases (Sq. Ft.)	Expiring Leases (%)	Expiring Leases ($) (b)	by Expiring Leases ($)	Expiring Leases (%)

2016
Core	122	718,175	3.5	18,661,772	25.98	3.8
Waterfront	7	40,645	0.2	1,451,356	35.71	0.3
Flex	64	417,936	2.1	5,924,167	14.17	1.2
Non-Core	74	395,925	1.9	10,008,302	25.28	2.0
TOTAL — 2016	267	1,572,681	7.7	36,045,597	22.92	7.3

2017
Core	131	1,035,492	5.1	26,307,887	25.41	5.4
Waterfront	27	1,118,638	5.5	35,746,547	31.96	7.2
Flex	86	693,047	3.4	9,397,887	13.56	1.9
Non-Core	85	743,996	3.6	18,977,051	25.51	3.8
TOTAL — 2017	329	3,591,173	17.6	90,429,372	25.18	18.3

2018
Core	119	792,034	3.8	21,022,678	26.54	4.2
Waterfront	12	457,848	2.3	15,636,645	34.15	3.2
Flex	96	1,082,172	5.3	13,676,487	12.64	2.8
Non-Core	70	561,247	2.8	16,595,619	29.57	3.3
TOTAL — 2018	297	2,893,301	14.2	66,931,429	23.13	13.5

2019
Core	113	1,084,425	5.4	28,919,575	26.67	5.9
Waterfront	12	83,433	0.4	2,926,295	35.07	0.6
Flex	67	884,715	4.3	12,128,929	13.71	2.4
Non-Core	60	407,135	2.0	9,103,444	22.36	1.8
TOTAL — 2019	252	2,459,708	12.1	53,078,243	21.58	10.7

2020
Core	112	963,065	4.8	23,507,273	24.41	4.8
Waterfront	8	70,779	0.3	2,496,120	35.27	0.5
Flex	49	421,576	2.1	5,727,921	13.59	1.2
Non-Core	49	293,180	1.4	7,130,918	24.32	1.4
TOTAL — 2020	218	1,748,600	8.6	38,862,232	22.22	7.9

2021
Core	65	563,557	2.8	15,364,879	27.26	3.1
Waterfront	14	356,904	1.7	11,683,934	32.74	2.4
Flex	32	276,360	1.4	4,014,730	14.53	0.8
Non-Core	45	314,645	1.5	8,280,768	26.32	1.7
TOTAL — 2021	156	1,511,466	7.4	39,344,311	26.03	8.0

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2015

Details on Leasing - Expirations by Type (continued)

			Percentage of Total		Average Annualized Base
		Net Rentable Area	Leased Square Feet	Annualized Base	Rent Per Net Rentable	Percentage of Annual
Year of	Number of	Subject to Expiring	Represented by	Rental Revenue Under	Square Foot Represented	Base Rent Under
Expiration/Market	Leases Expiring (a)	Leases (Sq. Ft.)	Expiring Leases (%)	Expiring Leases ($) (b)	by Expiring Leases ($)	Expiring Leases (%)

2022
Core	50	454,633	2.2	12,287,854	27.03	2.5
Waterfront	11	251,791	1.2	7,319,219	29.07	1.5
Flex	19	176,402	0.9	2,413,182	13.68	0.5
Non-Core	24	217,815	1.1	5,219,191	23.96	1.0
TOTAL — 2022	104	1,100,641	5.4	27,239,446	24.75	5.5

2023
Core	34	787,200	3.9	17,479,629	22.20	3.6
Waterfront	8	325,544	1.6	10,057,848	30.90	2.0
Flex	16	253,874	1.3	3,568,242	14.06	0.7
Non-Core	19	214,008	1.0	5,072,261	23.70	1.0
TOTAL — 2023	77	1,580,626	7.8	36,177,980	22.89	7.3

2024
Core	30	598,012	2.9	14,943,875	24.99	3.0
Waterfront	6	166,111	0.8	5,852,227	35.23	1.2
Flex	16	221,274	1.1	3,471,936	15.69	0.7
Non-Core	11	142,223	0.7	4,011,490	28.21	0.8
TOTAL — 2024	63	1,127,620	5.5	28,279,528	25.08	5.7

2025
Core	13	259,357	1.2	7,214,761	27.82	1.5
Waterfront	4	95,077	0.5	3,111,798	32.73	0.6
Flex	12	204,851	1.0	2,623,586	12.81	0.5
Non-Core	8	120,395	0.6	2,787,024	23.15	0.6
TOTAL — 2025	37	679,680	3.3	15,737,169	23.15	3.2

2026
Core	15	348,511	1.7	9,595,304	27.53	1.9
Waterfront	10	249,548	1.2	8,153,748	32.67	1.7
Flex	10	74,129	0.4	1,100,957	14.85	0.2
Non-Core	4	131,534	0.7	3,776,621	28.71	0.8
TOTAL — 2026	39	803,722	4.0	22,626,630	28.15	4.6

2027 and thereafter
Core	8	479,718	2.4	10,588,803	22.07	2.1
Waterfront	10	395,241	1.9	14,525,302	36.75	2.9
Flex	1	20,285	0.1	414,220	20.42	0.1
Non-Core	10	407,905	2.0	14,145,774	34.68	2.9
TOTAL — 2027 and thereafter	29	1,303,149	6.4	39,674,099	30.44	8.0

Totals/Weighted Average	1,868	20,372,367	100.0	494,426,036	24.27	100.0

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2015

Details on Leasing - Expirations (Core)

The following table sets forth a schedule of lease expirations for the core properties beginning January 1, 2016, assuming that none of the tenants exercise renewal or termination options:

			Percentage of Total		Average Annualized Base
		Net Rentable Area	Leased Square Feet	Annualized Base	Rent Per Net Rentable	Percentage of Annual
Year of	Number of	Subject to Expiring	Represented by	Rental Revenue Under	Square Foot Represented	Base Rent Under
Expiration/Market	Leases Expiring	Leases (Sq. Ft.)	Expiring Leases (%)	Expiring Leases ($)	by Expiring Leases ($)	Expiring Leases (%)

2016	122	718,175	8.9	18,661,772	25.98	9.0

2017	131	1,035,492	12.9	26,307,887	25.41	12.8

2018	119	792,034	9.8	21,022,678	26.54	10.2

2019	113	1,084,425	13.4	28,919,575	26.67	14.0

2020	112	963,065	11.9	23,507,273	24.41	11.4

2021	65	563,557	7.0	15,364,879	27.26	7.5

2022	50	454,633	5.6	12,287,854	27.03	6.0

2023	34	787,200	9.7	17,479,629	22.20	8.5

2024	30	598,012	7.4	14,943,875	24.99	7.3

2025	13	259,357	3.2	7,214,761	27.82	3.5

2026	15	348,511	4.3	9,595,304	27.53	4.7

2027 and thereafter	8	479,718	5.9	10,588,803	22.07	5.1
Totals/Weighted Average	812	8,084,179	100.0	205,894,290	25.47	100.0

Notes:

(1)                                 Includes tenants of core properties only.  Excludes leases for amenity, retail, parking and month to month tenants.  Some tenants have multiple leases.

(2)                                 Annualized base rental revenue is based on actual December 2015 billings times 12. For leases whose rent commences after January 1, 2016, annualized base rental revenue is based on the first full month’s billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above. Includes office/flex tenants only.  Excludes leases for amenity, retail, parking and month to month tenants.  Some tenants have multiple leases.

(3)                                 Includes leases expiring December 31, 2015 aggregating 14,597 square feet and representing annualized rent of $286,270 for which no new leases were signed.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2015

Details on Leasing - Expirations (Waterfront)

The following table sets forth a schedule of lease expirations for the waterfront properties beginning January 1, 2016, assuming that none of the tenants exercise renewal or termination options.

			Percentage of Total		Average Annualized Base
		Net Rentable Area	Leased Square Feet	Annualized Base	Rent Per Net Rentable	Percentage of Annual
Year of	Number of	Subject to Expiring	Represented by	Rental Revenue Under	Square Foot Represented	Base Rent Under
Expiration/Market	Leases Expiring)	Leases (Sq. Ft.)	Expiring Leases (%)	Expiring Leases ($)	by Expiring Leases ($)	Expiring Leases (%)

2016	7	40,645	1.1	1,451,356	35.71	1.2

2017	27	1,118,638	31.0	35,746,547	31.96	30.1

2018	12	457,848	12.7	15,636,645	34.15	13.1

2019	12	83,433	2.3	2,926,295	35.07	2.5

2020	8	70,779	2.0	2,496,120	35.27	2.1

2021	14	356,904	9.9	11,683,934	32.74	9.8

2022	11	251,791	7.0	7,319,219	29.07	6.2

2023	8	325,544	9.0	10,057,848	30.90	8.5

2024	6	166,111	4.6	5,852,227	35.23	4.9

2025	4	95,077	2.6	3,111,798	32.73	2.6

2026	10	249,548	6.9	8,153,748	32.67	6.9

2027 and thereafter	10	395,241	10.9	14,525,302	36.75	12.1
Totals/Weighted Average	129	3,611,559	100.0	118,961,039	32.94	100.0

Notes:

(1)                                 Includes tenants of waterfront properties only. Excludes leases for amenity, retail, parking and month to month tenants. Some tenants have multiple leases.

(2)                                 Annualized base rental revenue is based on actual December 2015 billings times 12. For leases whose rent commences after January 1, 2016, annualized base rental revenue is based on the first full month’s billing times 12. As annualized base rental revenue is not derived from historical GAAP results, the historical results may differ from those set forth above.

(3)                                 Includes leases expiring December 31, 2015 aggregating 11,624 square feet and representing annualized rent of $325,472 for which no new leases were signed.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2015

Details on Leasing - Expirations (Flex)

The following table sets forth a schedule of lease expirations for the flex properties beginning January 1, 2016, assuming that none of the tenants exercise renewal or termination options:

			Percentage of Total		Average Annualized Base
		Net Rentable Area	Leased Square Feet	Annualized Base	Rent Per Net Rentable	Percentage of Annual
Year of	Number of	Subject to Expiring	Represented by	Rental Revenue Under	Square Foot Represented	Base Rent Under
Expiration/Market	Leases Expiring	Leases (Sq. Ft.)	Expiring Leases (%)	Expiring Leases ($)	by Expiring Leases ($)	Expiring Leases (%)

2016	64	417,936	8.8	5,924,167	14.17	9.2

2017	86	693,047	14.7	9,397,887	13.56	14.6

2018	96	1,082,172	22.9	13,676,487	12.64	21.2

2019	67	884,715	18.7	12,128,929	13.71	18.8

2020	49	421,576	8.9	5,727,921	13.59	8.9

2021	32	276,360	5.9	4,014,730	14.53	6.2

2022	19	176,402	3.7	2,413,182	13.68	3.8

2023	16	253,874	5.4	3,568,242	14.06	5.5

2024	16	221,274	4.7	3,471,936	15.69	5.4

2025	12	204,851	4.3	2,623,586	12.81	4.1

2026	10	74,129	1.6	1,100,957	14.85	1.7

2027 and thereafter	1	20,285	0.4	414,220	20.42	0.6
Totals/Weighted Average	468	4,726,621	100.0	64,462,244	13.64	100.0

Notes:

(1)                                 Includes tenants of flex properties only.  Excludes leases for amenity, retail, parking and month to month tenants.  Some tenants have multiple leases.

(2)                                 Annualized base rental revenue is based on actual December 2015 billings times 12. For leases whose rent commences after January 1, 2016 annualized base rental revenue is based on the first full month’s billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.

(3)                                 Includes leases expiring December 31, 2015 aggregating 10,835 square feet and representing annualized rent of $128,893 for which no new leases were signed.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2015

Details on Leasing - Expirations (Non-Core)

The following table sets forth a schedule of lease expirations for the non-core properties beginning January 1, 2016, assuming that none of the tenants exercise renewal or termination options:

			Percentage of Total		Average Annualized Base
		Net Rentable Area	Leased Square Feet	Annualized Base	Rent Per Net Rentable	Percentage of Annual
Year of	Number of	Subject to Expiring	Represented by	Rental Revenue Under	Square Foot Represented	Base Rent Under
Expiration/Market	Leases Expiring	Leases (Sq. Ft.)	Expiring Leases (%)	Expiring Leases ($)	by Expiring Leases ($)	Expiring Leases (%)

2016	74	395,925	10.0	10,008,302	25.28	9.5

2017	85	743,996	18.9	18,977,051	25.51	18.0

2018	70	561,247	14.2	16,595,619	29.57	15.8

2019	60	407,135	10.3	9,103,444	22.36	8.7

2020	49	293,180	7.4	7,130,918	24.32	6.8

2021	45	314,645	8.0	8,280,768	26.32	7.9

2022	24	217,815	5.5	5,219,191	23.96	5.0

2023	19	214,008	5.4	5,072,261	23.70	4.8

2024	11	142,223	3.6	4,011,490	28.21	3.8

2025	8	120,395	3.1	2,787,024	23.15	2.6

2026	4	131,534	3.3	3,776,621	28.71	3.6

2027 and thereafter	10	407,905	10.3	14,145,774	34.68	13.5
Totals/Weighted Average	459	3,950,008	100.0	105,108,463	26.61	100.0

Notes:

(1)	Includes tenants of non-core properties only. Excludes leases for amenity, retail, parking and month to month tenants. Some tenants have multiple leases.
(2)

Annualized base rental revenue is based on actual December 2015 billings times 12. For leases whose rent commences after January 1, 2016 annualized base rental revenue is based on the first full month’s billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.

(3)	Includes leases expiring December 31, 2015 aggregating 32,466 square feet and representing annualized rent of $823,576 for which no new leases were signed.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2015

Details on Earnings - FFO and Core FFO per Share

(amounts are per diluted share, except share count in thousands) (unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net income (loss) available to common shareholders	$(0.35)	$(0.10)	$(1.41)	$0.32
Add: Real estate-related depreciation and amortization on continuing operations (a)	0.49	0.44	1.90	1.85
Impairments	0.34	—	1.97	—
Deduct: Realized (gains) losses and unrealized losses on disposition of rental property, net	—	—	(0.53)	(0.55)
Gain on sale of investment in unconsolidated joint ventures	—	—	(0.06)	—
Noncontrolling interest/rounding adjustment	(0.01)	—	0.01	0.01
Funds from operations (b)	$0.47	$0.34	$1.88	$1.63

Add:
Acquisition-related costs	$0.01	—	$0.02	$0.02
Severance/separation costs	—	$0.13	0.02	0.24
Net effect of unusual electricity rate spikes	—	—	—	0.05
Deduct:
Net real estate tax appeal proceeds	(0.01)	—	(0.05)	—
Equity in earnings from J.V. refinancing proceeds	—	—	(0.04)	—
Noncontrolling interest/rounding adjustment	—	—	—	(0.01)
Core FFO	$0.47	$0.47	$1.83	$1.93

(a)

Includes the Company’s share from unconsolidated joint ventures of $0.06 and $0.04 for the three months ended December 31, 2015 and 2014, respectively, and $0.22 and $0.14 for the years ended December 31, 2015 and 2014, respectively.

(b)

Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See “Information About FFO, Core FFO and AFFO” below.

Information About FFO, Core FFO and AFFO

Funds from operations (“FFO”) is defined as net income (loss) before noncontrolling interest of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding sales or disposals of depreciable rental property, and impairments related to depreciable rental property, plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that as FFO per share excludes the effect of depreciation, gains (or losses) from sales of properties and impairments related to depreciable rental property (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.

FFO per share should not be considered as an alternative to net income available to common shareholders per share as an indication of the Company’s performance or to cash flows as a measure of liquidity. FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”). A reconciliation of net income per share to FFO per share is included in the financial tables above.

Core FFO is defined as FFO, as adjusted for certain items to facilitate comparative measurement of the Company’s performance over time.  Adjusted FFO (“AFFO”) is defined as Core FFO less (i) recurring tenant improvements, leasing commissions and capital expenditures, (ii) straight-line rents and amortization of acquired below-market leases, net, and (iii) other non-cash income, plus (iv) other non-cash charges.  Core FFO and AFFO are both non-GAAP financial measures that are not intended to represent cash flow and are not indicative of cash flows provided by operating activities as determined in accordance with GAAP.  Core FFO and AFFO are presented solely as supplemental disclosures that the Company’s management believes provide useful information regarding the Company’s operating performance and its ability to fund its dividends. There are not generally accepted definitions established for Core FFO or AFFO.  Therefore, the Company’s measures of Core FFO and AFFO may not be comparable to the Core FFO and AFFO reported by other REITs.  A reconciliation of net income per share to Core FFO and AFFO in dollars and per share are included in the financial tables on page 13.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2015

Details on Financials - Debt Stats

(dollars in thousands)

		Effective		December 31,			Date of
	Lender	Interest Rate		2015	2014		Maturity
Senior Unsecured Notes: (a)
5.800%, Senior Unsecured Notes	public debt	5.806%		$200,010	$200,086		01/15/16	(b)
2.500%, Senior Unsecured Notes	public debt	2.803%		249,446	249,150		12/15/17
7.750%, Senior Unsecured Notes	public debt	8.017%		249,227	249,013		08/15/19
4.500%, Senior Unsecured Notes	public debt	4.612%		299,624	299,565		04/18/22
3.150%, Senior Unsecured Notes	public debt	3.517%		270,537	269,930		05/15/23
Total Senior Unsecured Notes:				$1,268,844	$1,267,744

Revolving Credit Facilities:
Unsecured Facility (c)	17 Lenders	LIBOR +1.300%		$155,000	—		07/31/17
Total Revolving Credit Facilities:				$155,000	—

Property Mortgages: (d)
Overlook - Site IIID, IIIC, IIIA & Overlook - Site IIB (e)	Wells Fargo Bank N.A.	—		—	$23,047		—
10 Independence, 4 Sylvan, 210 Clay & 5 Becker (f)	Wells Fargo CMBS	—		—	58,696		—
6 Becker, 85 Livingston, 75 Livingston & 20 Waterview	Wells Fargo CMBS	10.260%		$63,279	65,035		08/11/2014	(g)
9200 Edmonston Road	Principal Commercial Funding, L.L.C.	9.780%		3,793	3,951		05/01/2015	(h)
Port Imperial South	Wells Fargo Bank N.A.	LIBOR+1.75%		34,962	44,119		01/17/2016	(i)
4 Becker	Wells Fargo CMBS	9.550%		40,083	39,421		05/11/2016
Curtis Center (j)	CCRE & PREFG	LIBOR+5.912	%(k)	64,000	64,000		10/09/2016
Various (l)	Prudential Insurance	6.332%		143,513	145,557		01/15/2017
150 Main Street	Webster Bank	LIBOR+2.35%		10,937	1,193	(m)	03/30/2017
23 Main Street	JPMorgan CMBS	5.587%		28,541	29,210		09/01/2018
Harborside Plaza 5	The Northwestern Mutual Life Insurance Co. & New York Life Insurance Co.	6.842%		217,736	221,563		11/01/2018
100 Walnut Avenue	Guardian Life Ins. Co.	7.311%		18,273	18,542		02/01/2019
One River Center (n)	Guardian Life Ins. Co.	7.311%		41,859	42,476		02/01/2019
Park Square	Wells Fargo Bank N.A.	LIBOR+1.872	%(o)	27,500	27,500		04/10/2019
Port Imperial South 4/5 Retail	American General Life & A/G PC	4.559%		4,000	4,000		12/01/2021
Port Imperial South 4/5 Garage	American General Life & A/G PC	4.853%		32,600	32,600		12/01/2029
Total Mortgages, Loans Payable and Other Obligations:				$731,076	$820,910

Total Debt:				$2,154,920	$2,088,654

(a)	Includes the cost of terminated treasury lock agreements (if any), offering and other transaction costs and the discount/premium on the notes, as applicable.
(b)	On January 15, 2016, the Company repaid these notes at their maturity using proceeds from a new unsecured term loan and borrowings under the Company’s unsecured revolving credit facility.
(c)

Total borrowing capacity under the facility is $600 million, is expandable to $1 billion and matures in July 2017. It has two six-month extension options each requiring the payment of a 7.5 basis point fee. The interest rate on outstanding borrowings (not electing the Company’s competitive bid feature) and the facility fee on the current borrowing capacity payable quarterly in arrears are based upon the Operating Partnership’s unsecured debt ratings.

(d)

Reflects effective rate of debt, including deferred financing costs, comprised of the cost of terminated treasury lock agreements (if any), debt initiation costs, mark-to-market adjustment of acquired debt and other transaction costs, as applicable.

(e)	On March 27, 2015, the Company repaid these loans, which had interest rates ranging from LIBOR plus 2.50 to 3.50 percent, at par, using borrowings on the Company’s unsecured revolving credit facility.
(f)

During the year ended December 31, 2015, the Company transferred the deeds for these properties to the lender in satisfaction of its obligations on the loans with interest rates ranging from 10.260 percent to 19.450 percent.

(g)

Mortgage is cross collateralized by the four properties. The loan was not repaid at maturity and the Company is in discussions with the lender regarding potential options in satisfaction of its obligation.

(h)

Excess cash flow, as defined, is being held by the lender for re-leasing costs. The deed for the property was placed in escrow and is available to the lender in the event of default or non-payment at maturity. The mortgage loan was not repaid at maturity on May 1, 2015. The Company is in discussions with the lender regarding a further extension of the loan.

(i)	The loan was repaid at maturity, using borrowings from the Company’s revolving credit facility.
(j)

The Company owns a 50 percent tenants-in-common interest in the Curtis Center Property. The Company’s $64.0 million loan consists of its 50 percent interest in a $102 million senior loan with a current rate of 3.491 percent at December 31, 2015 and its 50 percent interest in a $26 million mezzanine loan (with a maximum borrowing capacity of $48 million) with a current rate of 9.831 percent at December 31, 2015. The senior loan rate is based on a floating rate of one-month LIBOR plus 329 basis points and the mezzanine loan rate is based on a floating rate of one-month LIBOR plus 950 basis points. The Company has entered into LIBOR caps for the periods of the loans. The loans provide for three one-year extension options.

(k)	The effective interest rate includes amortization of deferred financing costs of 1.362 percent.
(l)	Mortgage is cross collateralized by seven properties. The Company has agreed, subject to certain conditions, to guarantee repayment of $61.1 million of the loan.
(m)	This construction loan has a maximum borrowing capacity of $28.8 million.
(n)	Mortgage is collateralized by the three properties comprising One River Center.
(o)	The effective interest rate includes amortization of deferred financing costs of 0.122 percent.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2015

Details on Financials - Joint Ventures

The following is a summary of the financial position of the unconsolidated joint ventures in which the Company had investment interests as o December 31, 2015 and 2014, respectively: (dollars in thousands)

	December 31,
	2015	2014
Assets:
Rental property, net	$1,781,621	$1,534,812
Other assets	307,000	398,222
Total assets	$2,088,621	$1,933,034
Liabilities and partners’/ members’ capital:
Mortgages and loans payable	$1,298,293	$1,060,020
Other liabilities	215,951	211,340
Partners’/members’ capital	574,377	661,674
Total liabilities and partners’/members’ capital	$2,088,621	$1,933,034

The following is a summary of the Company’s investment in unconsolidated joint ventures as of December 31, 2015 and 2014, respectively: (dollars in thousands)

	December 31,
	2015	2014
Multi-family
Marbella RoseGarden, L.L.C./ Marbella (c)	$15,569	$15,779
RoseGarden Monaco Holdings, L.L.C./ Monaco (c)	937	2,161
Rosewood Lafayette Holdings, L.L.C./ Highlands at Morristown Station (e)	—	62
PruRose Port Imperial South 15, LLC /RiversEdge at Port Imperial (c)	—	—
Rosewood Morristown, L.L.C. / Metropolitan at 40 Park (c)	5,723	6,029
Overlook Ridge JV 2C/3B, L.L.C./The Chase at Overlook Ridge (c)	2,039	2,524
PruRose Riverwalk G, L.L.C./ RiverTrace at Port Imperial (c)	—	955
Elmajo Urban Renewal Associates, LLC / Lincoln Harbor (Bldg A&C) (c)	—	—
Crystal House Apartments Investors LLC / Crystal House	28,114	27,051
Portside Master Company, L.L.C./ Portside at Pier One - Bldg 7 (c)	—	1,747
PruRose Port Imperial South 13, LLC / RiverParc at Port Imperial (c)	—	1,087
Roseland/Port Imperial Partners, L.P./ Riverwalk C (c)	1,678	1,800
RoseGarden Marbella South, L.L.C./ Marbella II	16,728	11,282
Estuary Urban Renewal Unit B, LLC / Lincoln Harbor (Bldg B) (c)	—	—
Riverpark at Harrison I, L.L.C./ Riverpark at Harrison	2,544	4,744
Capitol Place Mezz LLC / Station Townhouses	46,267	49,327
Harborside Unit A Urban Renewal, L.L.C. / URL Harborside	96,799	34,954
RoseGarden Monaco, L.L.C./ San Remo Land	1,339	1,283
Grand Jersey Waterfront URA, L.L.C./ Liberty Landing	337	337
Office
Red Bank Corporate Plaza, L.L.C./ Red Bank	4,140	3,963
12 Vreeland Associates, L.L.C./ 12 Vreeland Road	5,890	5,620
BNES Associates III / Offices at Crystal Lake	2,295	1,993
Hillsborough 206 Holdings, L.L.C./ Hillsborough 206	1,962	1,962
KPG-P 100 IMW JV, LLC / 100 Independence Mall West	—	—
Keystone-Penn (c)	—	—
Keystone-TriState (c) (d)	3,958	6,140
KPG-MCG Curtis JV, L.L.C./ Curtis Center (a)	59,858	59,911
Other
Plaza VIII & IX Associates, L.L.C./ Vacant land (parking operations)	4,055	4,022
Roseland/North Retail, L.L.C./ Riverwalk at Port Imperial (c)	1,758	1,828
South Pier at Harborside / Hyatt Regency Jersey City on the Hudson (b)	—	—
Other	1,467	907
Company’s investment in unconsolidated joint ventures	$303,457	$247,468

(a)	Includes undivided interests in the same manner as investments in noncontrolled partnerships, pursuant to ASC 810.
(b)

The negative investment balance for this joint venture of $3,317 and $1,854 as of December 31, 2015 and December 31, 2014, respectively, were included in accounts payable, accrued expenses and other liabilities.

(c)

The Company’s ownership interests in this venture are subordinate to its partner’s preferred capital balance and the Company is not expected to meaningfully participate in the venture’s cash flows in the near term.

(d)	Includes Company’s pari-passu interests in five properties.
(e)	Company’s interests in the unconsolidated joint ventures were sold during the quarter ended June 30, 2015.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2015

Details on Financials - Joint Ventures

The following is a summary of the results of operations of the unconsolidated joint ventures for the period in which the Company had investment interests for the three months and years ended December 31, 2015 and 2014, respectively: (dollars in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Total revenues	$80,842	$80,212	$318,980	$305,034
Operating and other expenses	(51,704)	(59,678)	(220,982)	(233,320)
Depreciation and amortization	(20,079)	(11,270)	(71,711)	(42,985)
Interest expense	(13,692)	(6,439)	(52,972)	(32,862)
Net loss	$(4,633)	$2,825	$(26,685)	$(4,133)

The following is a summary of the Company’s equity in earnings (loss) of unconsolidated joint ventures for the three months and years ended December 31, 2015 and 2014, respectively: (dollars in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Multi-family
Marbella RoseGarden, L.L.C./ Marbella (a)	$45	$(6)	$231	$(19)
RoseGarden Monaco Holdings, L.L.C./ Monaco (a)	(299)	(276)	(1,224)	(1,040)
Rosewood Lafayette Holdings, L.L.C./ Highlands at Morristown Station (a)	—	(214)	(62)	(853)
PruRose Port Imperial South 15, LLC /RiversEdge at Port Imperial (a)	—	—	—	—
Rosewood Morristown, L.L.C. / Metropolitan at 40 Park (a)	(86)	(81)	(364)	(345)
Overlook Ridge JV 2C/3B, L.L.C./The Chase at Overlook Ridge (a)	(108)	(229)	(371)	(384)
PruRose Riverwalk G, L.L.C./ RiverTrace at Port Imperial (a)	(274)	(373)	(955)	(2,139)
Elmajo Urban Renewal Associates, LLC / Lincoln Harbor (Bldg A&C) (a)	—	—	—	(203)
Crystal House Apartments Investors LLC / Crystal House	(82)	67	(123)	(139)
Portside Master Company, L.L.C./ Portside at Pier One - Bldg 7 (a)	—	(502)	(1,736)	(1,163)
PruRose Port Imperial South 13, LLC / RiverParc Port Imperial (a)	—	(225)	(988)	(863)
Roseland/Port Imperial Partners, L.P./ Riverwalk C (a)	(81)	(128)	(474)	(646)
RoseGarden Marbella South, L.L.C./ Marbella II	1	—	—	—
Estuary Urban Renewal Unit B, LLC / Lincoln Harbor (Bldg B) (a)	—	—	1	(15)
Riverpark at Harrison I, L.L.C./ Riverpark at Harrison	14	(150)	(363)	(150)
Capitol Place Mezz LLC / Station Townhouses	(1,045)	(75)	(3,687)	(75)
Harborside Unit A Urban Renewal, L.L.C. / URL Harborside	—	(6)	—	(218)
RoseGarden Monaco, L.L.C./ San Remo Land	—	—	—	—
Grand Jersey Waterfront URA, L.L.C./ Liberty Landing	—	—	(32)	(54)
Office
Red Bank Corporate Plaza, L.L.C./ Red Bank	59	74	392	380
12 Vreeland Associates, L.L.C./ 12 Vreeland Road	159	(59)	270	106
BNES Associates III / Offices at Crystal Lake	(18)	(33)	115	240
Hillsborough 206 Holdings, L.L.C./ Hillsborough 206	—	(5)	(5)	(10)
KPG-P 100 IMW JV, LLC / 100 Independence Mall West	—	(339)	(800)	(1,887)
Keystone-Penn (a)	150	—	3,812	—
Keystone-TriState (a)	(419)	415	(2,182)	(318)
KPG-MCG Curtis JV, L.L.C./ Curtis Center	(280)	260	475	624
Other
Plaza VIII & IX Associates, L.L.C./ Vacant land (parking operations)	86	100	344	320
Roseland/North Retail, L.L.C./ Riverwalk at Port Imperial (a)	(18)	(21)	(70)	(102)
South Pier at Harborside / Hyatt Regency Jersey City on the Hudson	1,101	728	3,036	2,602
Stamford SM LLC / Senior Mezzanine Loan	—	—	—	2,337
Other	646	715	1,588	1,591
Company’s equity in earnings (loss) of unconsolidated joint ventures	$(449)	$(363)	$(3,172)	$(2,423)

(a)         The Company’s ownership interests in this venture are subordinate to its partner’s preferred capital balance and the Company is not expected to meaningfully participate in the venture’s cash flows in the near term.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2015

Details on Financials - Joint Ventures

The following is a summary of the Company’s funds from operations of unconsolidated joint ventures for the three months and years ended December 31, 2015 and 2014, respectively: (dollars in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Multi-family
Marbella RoseGarden, L.L.C./ Marbella (a)	$306	$251	$1,268	$985
RoseGarden Monaco Holdings, L.L.C./ Monaco (a)	17	(17)	32	(82)
Rosewood Lafayette Holdings, L.L.C./ Highlands at Morristown Station (a)	—	11	6	45
PruRose Port Imperial South 15, LLC /RiversEdge at Port Imperial (a)	68	—	68	—
Rosewood Morristown, L.L.C. / Metropolitan at 40 Park (a)	9	13	15	30
Overlook Ridge JV, L.L.C./ Quarrystone at Overlook Ridge (a)	—	—	—	—
Overlook Ridge JV 2C/3B, L.L.C./The Chase at Overlook Ridge (a)	222	64	978	114
PruRose Riverwalk G, L.L.C./ RiverTrace at Port Imperial (a)	(274)	(153)	(271)	(1,303)
Elmajo Urban Renewal Associates, LLC / Lincoln Harbor (Bldg A&C) (a)	118	—	356	(167)
Crystal House Apartments Investors LLC / Crystal House	211	351	1,049	1,024
Portside Master Company, L.L.C./ Portside at Pier One - Bldg 7 (a)	—	(416)	(970)	(1,077)
PruRose Port Imperial South 13, LLC / RiverParc Port Imperial (a)	—	(225)	(875)	(863)
Roseland/Port Imperial Partners, L.P./ Riverwalk C (a)	(80)	(128)	(475)	(646)
RoseGarden Marbella South, L.L.C./ Marbella II	—	—	—	—
Estuary Urban Renewal Unit B, LLC / Lincoln Harbor (Bldg B) (a)	34	—	67	(15)
Riverpark at Harrison I, L.L.C./ Riverpark at Harrison	114	(68)	16	(68)
Capitol Place Mezz LLC / Station Townhouses	216	(75)	(1,039)	(75)
Harborside Unit A Urban Renewal, L.L.C. / URL Harborside	—	(6)	—	(218)
RoseGarden Monaco, L.L.C./ San Remo Land	—	—	—	—
Grand Jersey Waterfront URA, L.L.C./ Liberty Landing	—	—	(32)	(54)
Office
Red Bank Corporate Plaza, L.L.C./ Red Bank	176	191	857	846
12 Vreeland Associates, L.L.C./ 12 Vreeland Road	221	25	530	442
BNES Associates III / Offices at Crystal Lake	10	(10)	229	410
Hillsborough 206 Holdings, L.L.C./ Hillsborough 206	—	(5)	(5)	(10)
KPG-P 100 IMW JV, LLC / 100 Independence Mall West	398	(109)	(124)	(1,078)
Keystone-Penn (a)	150	—	3,813	—
Keystone-TriState (a)	113	600	618	(5)
KPG-MCG Curtis JV, L.L.C./ Curtis Center	754	1,318	4,319	3,131
Other
Plaza VIII & IX Associates, L.L.C./ Vacant land (parking operations)	92	106	367	343
Roseland/North Retail, L.L.C./ Riverwalk at Port Imperial (a)	3	1	14	(18)
South Pier at Harborside / Hyatt Regency Jersey City on the Hudson	1,845	1,497	6,074	5,647
Stamford SM LLC / Senior Mezzanine Loan	—	—	—	2,338
Other	646	714	1,590	1,590
Company’s funds from operations of unconsolidated joint ventures	$5,369	$3,930	$18,475	$11,266

(a)         The Company’s ownership interests in this venture are subordinate to its partner’s preferred capital balance and the Company is not expected to meaningfully participate in the venture’s cash flows in the near term.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2015

Details on Portfolio - Stats

(as of December 31, 2015)

Breakdown by Number of Consolidated Properties

							Stand-
		% of		% of	Industrial/	% of	Alone	% of	Land	% of	Multi-	% of	Totals	% of
STATE	Office	Total	Office/Flex	Total	Warehouse	Total	Retail	Total	Leases	Total	Family	Total	By State	Total
New Jersey	88	39.5%	48	21.6%	—	—	1	0.4%	—	—	3	1.4%	140	62.9%
New York	13	5.8%	41	18.4%	6	2.7%	2	0.9%	2	0.9%	—	—	64	28.7%
Connecticut	—	—	5	2.2%	—	—	—	—	—	—	—	—	5	2.2%
Wash., D.C./Maryland	10	4.5%	—	—	—	—	—	—	1	0.4%	—	—	11	4.9%
Massachusetts	—	—	—	—	—	—	—	—	—	—	3	1.3%	3	1.3%
TOTALS
By Type:	111	49.8%	94	42.2%	6	2.7%	3	1.3%	3	1.3%	6	2.7%	223	100.0%

(a)               Excludes 52 operating properties, aggregating approximately 5.7 million of commercial square feet and 4,343 apartment homes, which are not consolidated by the Company.

Breakdown by Square Footage for Consolidated Commercial Properties

							Stand-
		% of		% of	Industrial/	% of	Alone	% of	Totals	% of
STATE	Office	Total	Office/Flex	Total	Warehouse	Total	Retail	Total	By State	Total
New Jersey	16,035,084	66.2%	2,167,931	9.0%	—	—	16,736	0.1%	18,219,751	75.3%
New York	1,666,876	6.9%	2,348,812	9.7%	387,400	1.6%	17,300	0.1%	4,420,388	18.3%
Connecticut	—	—	273,000	1.1%	—	—	—	—	273,000	1.1%
Wash., D.C./Maryland	1,292,807	5.3%	—	—	—	—	—	—	1,292,807	5.3%
TOTALS
By Type:	18,994,767	78.4%	4,789,743	19.8%	387,400	1.6%	34,036	0.2%	24,205,946	100.0%

(a)               Excludes six consolidated operating multi-family properties, aggregating 1,301 apartment homes; as well as 52 operating properties, aggregating approximately 5.7 million commercial square feet and 4,343 apartment homes, which are not consolidated by the Company.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2015

Details on Portfolio - Stats

(for year ended December 31, 2015)

Breakdown by Base Rental Revenue (a)

(dollars in thousands)

							Stand-
		% of	Office/	% of	Indust./	% of	Alone	% of	Land	% of	Multi-	% of	Totals		% of
STATE	Office	Total	Flex	Total	Warehouse	Total	Retail	Total	Leases	Total	Family	Total	By State		Total

New Jersey	$323,076	67.4%	$18,010	3.8%	—	—	—	—	—	—	$7,203	1.5%	$348,289		72.7%
New York	43,612	9.1%	33,993	7.1%	$4,419	0.9%	$372	0.1%	$357	0.1%	—	—	82,753		17.3%
Connecticut	—	—	4,096	0.8%	—	—	—	—	—	—	—	—	4,096		0.8%
Wash., D.C./Maryland	27,639	5.8%	—	—	—	—	—	—	153	—	—	—	27,792		5.8%
Massachusetts	—	—	—	—	—	—	—	—	—	—	16,346	3.4%	16,346		3.4%
TOTALS
By Type:	$394,327	82.3%	$56,099	11.7%	$4,419	0.9%	$372	0.1%	$510	0.1%	$23,549	4.9%	$479,276	(b)	100.0%

(a)                           Excludes 52 operating properties, aggregating approximately 5.7 million commercial square feet and 4,343 apartment homes, which are not consolidated by the Company.

Total base rent for the year ended December 31, 2015, determined in accordance with GAAP. Substantially all of the commercial leases provide for annual base rents plus recoveries and escalation charges based upon the tenants’ proportionate share of and/or increases in real estate taxes and certain costs, as defined, and the pass through of charges for electrical usage.

(b)                           Excludes $7.8 million from properties which were sold during the year ended December 31, 2015.

Breakdown by Percentage Leased for Commercial Properties

					Weighted Avg.
STATE	Office	Office/Flex	Industrial/Warehouse	Stand-Alone Retail	By State
New Jersey	85.0%	89.2%	—	61.2%	85.5%
New York	91.2%	93.1%	97.9%	100.0%	92.8%
Connecticut	—	96.3%	—	—	96.3%
Washington, D.C./ Maryland	71.6%	—	—	—	71.6%

WEIGHTED AVG. By Type:	84.6%	91.5%	97.9%	80.9%	86.2%

(a)                           Excludes six consolidated operating multi-family properties, aggregating 1,301 apartment homes; as well as 52 operating properties, aggregating approximately 5.7 million commercial square feet and 4,343 apartment homes, which are not consolidated by the Company, and parcels of land leased to others.

Percentage leased includes all commercial leases in effect as of the period end date, some of which have commencement dates in the future as well as leases expiring December 31, 2015, aggregating 69,522 square feet for which no new leases were signed.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2015

Details on Portfolio - Land for Commercial Development

(as of December 31, 2015)

			Potential
			Commercial
Property	Location	Type of space	Square Feet (a)	Comments
Office:
Harborside	Jersey City, NJ	Office	1,067,000	Adjacent to URL J.V. development. Fully entitled.
Plaza VIII & IX Associates, LLC (b)	Jersey City, NJ	Office	1,225,000	Adjacent to URL J.V. development. Zoning approved.
Princeton Metro	West Windsor, NJ	Office	97,000	Land adjacent to Princeton train station. Fully entitled.
Princeton Overlook II	West Windsor, NJ	Office	149,500	Land adjacent to existing same-size building. Fully entitled.
Mack-Cali Princeton Executive Park	West Windsor, NJ	Office/Hotel	760,000	Large development parcel with mixed-use potential. Fully entitled.
Mack-Cali Business Campus	Parsippany & Hanover, NJ	Office/Retail	274,000	Adjacent to existing office park. Partially Entitled.
AAA Drive and South Gold Drive (c )	Hamilton Township, NJ	Office	219,000	Land part of existing office park. Zoning in place. Concept plans done.
Hillsborough 206 (b)	Hillsborough, NJ	Office	160,000	Concept plans done.
Capital Office Park/Eastpoint II	Greenbelt & Lanham, MD	Office/Hotel	717,000	Various parcels, offer flexibility of building size/type. Fully entitled.
Total Office:			4,668,500

Flex:
Horizon Center	Hamilton Township, NJ	Flex	68,000	Land part of existing office park. Zoning in place. Concept plans done.
Mack-Cali Commercenter	Totowa, NJ	Flex	30,000	Land part of existing office park. Fully entitled.
Mid-Westchester Executive Park and South Westchester Executive Park (d)	Hawthorne & Yonkers, NY	Flex	482,250	Land part of existing office park. Partially entitled. Concept plans done.
Total Flex:			580,250

Industrial/Warehouse:
Elmsford Distribution Center (d)	Elmsford, NY	Industrial/Warehouse	100,000	Land part of existing office park. Concept plans done.
Total Industrial/Warehouse:			100,000

Total:			5,348,750

(a)         Amount of square feet is subject to change.

(b)         Land owned or controlled by joint venture in which Mack-Cali is an equity partner.

(c)          These land parcels also includes existing office buildings totaling 35,270 and 33,962 square feet.

(d)         Mack-Cali holds an option to purchase this land.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2015

Details on Portfolio - Significant Tenants

The following table sets forth a schedule of the Company’s 50 largest tenants for the Consolidated Commercial Properties as of December 31, 2015, based upon annualized base rental revenue:

			Percentage of
		Annualized	Company	Square	Percentage	Year of
	Number of	Base Rental	Annualized Base	Feet	Total Company	Lease
	Properties	Revenue ($) (a)	Rental Revenue (%)	Leased	Leased Sq. Ft. (%)	Expiration

DB Services New Jersey, Inc.	2	12,335,216	2.5	409,166	2.0	2017
National Union Fire Insurance Company of Pittsburgh, PA	2	11,191,057	2.3	388,651	1.9		(b)
Bank Of Tokyo-Mitsubishi FUJI, Ltd.	1	10,540,716	2.1	282,606	1.4		(c)
United States of America-GSA	12	9,357,707	1.9	287,169	1.4		(d)
Forest Research Institute, Inc.	1	9,070,892	1.8	215,659	1.1	2017
ICAP Securities USA, LLC	2	7,608,702	1.5	180,946	0.9		(e)
Montefiore Medical Center	7	7,432,828	1.5	314,049	1.5		(f)
KPMG, LLP	3	6,483,411	1.3	224,364	1.1		(g)
Daiichi Sankyo, Inc.	1	6,381,982	1.3	171,900	0.8	2022
TD Ameritrade Online Holdings	1	6,223,323	1.3	188,776	0.9	2020
Merrill Lynch Pierce Fenner	2	6,173,816	1.2	303,545	1.5		(h)
CohnReznick, LLP	3	4,983,681	1.0	170,141	0.8		(i)
New Cingular Wireless PCS, LLC	2	4,841,564	1.0	212,816	1.0		(j)
HQ Global Workplaces, LLC	15	4,691,873	0.9	244,120	1.2		(k)
Vonage America, Inc.	1	4,515,000	0.9	350,000	1.7	2023
Arch Insurance Company	1	4,005,563	0.8	106,815	0.5	2024
AECOM Technology Corporation	1	3,707,752	0.7	91,414	0.4	2029
Brown Brothers Harriman & Co.	1	3,673,536	0.7	114,798	0.6	2026
Morgan Stanley Smith Barney	3	3,665,965	0.7	129,896	0.6		(l)
UBS Financial Services, Inc.	3	3,606,759	0.7	127,429	0.6		(m)
Allstate Insurance Company	5	3,250,962	0.7	135,816	0.7		(n)
SunAmerica Asset Management, LLC	1	3,167,756	0.6	69,621	0.3	2018
Alpharma, LLC	1	3,142,580	0.6	112,235	0.6	2018
Tullett Prebon Holdings Corp.	1	3,127,970	0.6	100,759	0.5	2023
TierPoint New York, LLC	2	3,014,150	0.6	131,078	0.6	2024
E*Trade Financial Corporation	1	2,930,757	0.6	106,573	0.5	2022
Natixis North America, Inc.	1	2,823,569	0.6	89,907	0.4	2021
AAA Mid-Atlantic, Inc.	2	2,779,829	0.6	129,784	0.6		(o)
SUEZ Water Management & Services Inc.	1	2,727,383	0.6	121,217	0.6		(p)
Plymouth Rock Management Company of New Jersey	2	2,725,811	0.6	106,618	0.5	2020
Tradeweb Markets, LLC	1	2,721,070	0.6	65,242	0.3	2027
New Jersey Turnpike Authority	1	2,605,798	0.5	100,223	0.5	2017
Continental Casualty Company	2	2,596,584	0.5	94,224	0.5		(q)
Lowenstein Sandler LLP	1	2,565,602	0.5	98,677	0.5	2017
Connell Foley, LLP	2	2,475,314	0.5	95,130	0.5		(r)
Bunge Management Services, Inc.	1	2,372,387	0.5	91,509	0.4		(s)
Movado Group, Inc.	1	2,359,824	0.5	98,326	0.5	2018
Bozzuto & Associates, Inc.	1	2,359,542	0.5	104,636	0.5	2025
Herzfeld & Rubin, P.C.	1	2,337,363	0.5	56,322	0.3	2030
AMTrust Financial Services, Inc.	1	2,306,760	0.5	76,892	0.4	2023
Savvis Communications Corporation	1	2,287,168	0.5	71,474	0.4	2025
Norris, McLaughlin & Marcus, PA	1	2,259,738	0.5	86,913	0.4	2017
Barr Laboratories, Inc.	1	2,209,107	0.4	89,510	0.4	2016
Sumitomo Mitsui Banking Corp.	2	2,170,167	0.4	71,153	0.3	2021
New Jersey City University	1	2,084,614	0.4	68,348	0.3	2035
Sun Chemical Management, LLC	1	2,034,798	0.4	66,065	0.3	2019
Syncsort, Inc.	1	1,991,439	0.4	73,757	0.4	2018
Jeffries, LLC	1	1,945,653	0.4	62,763	0.3	2023
American General Life Insurance Company	1	1,854,975	0.4	74,199	0.4	2024
Bressler, Amery & Ross, P.C.	1	1,766,850	0.4	70,674	0.3	2023
Totals		205,486,863	41.5	7,233,905	35.1

See footnotes on subsequent page.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2015

Details on Portfolio - Significant Tenants

Footnotes for prior page:

(a)

Annualized base rental revenue is based on actual December 2015 billings times 12. For leases whose rent commences after Janaury 1, 2016, annualized base rental revenue is based on the first full month’s billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.

(b)	271,533 square feet expire in 2018; 117,118 square feet expire in 2019.
(c)	20,649 square feet expire in 2018; 24,607 square feet expire in 2019; 237,350 square feet expire in 2029.
(d)	70,163 square feet expire in 2016; 147,606 square feet expire in 2018; 28,102 square feet expire in 2020; 21,596 square feet expire in 2022; 19,702 square feet expire in 2023.
(e)	159,834 square feet expire in 2017; 21,112 square feet expire in 2025.
(f)

26,535 square feet expire in 2016; 75,814 square feet expire in 2017; 36,385 square feet expire in 2018; 133,763 square feet expire in 2019; 8,600 square feet expire in 2020; 14,842 square feet expire in 2021; 9,610 square feet expire in 2022; 8,500 square feet expire in 2023.

(g)	88,652 square feet expire in 2017; 81,371 square feet expire in 2019; 54,341 square feet expire in 2026.
(h)	294,189 square feet expire in 2017; 9,356 square feet expire in 2019.
(i)	15,085 square feet expire in 2017; 1,021 square feet expire in 2018; 154,035 square feet expire in 2020.
(j)	65,751 square feet expire in 2016; 147,065 square feet expire in 2018.
(k)

12,407 square feet expire in 2017; 41,549 square feet expire in 2019; 21,008 square feet expire in 2020; 32,579 square feet expire in 2021; 15,523 square feet expire in 2023; 105,646 square feet expire in 2024; 15,408 square feet expire in 2027.

(l)	26,262 square feet expire in 2018; 61,239 square feet expire in 2025; 42,395 square feet expire in 2026.
(m)	42,360 square feet expire in 2016; 13,340 square feet expire in 2022; 26,713 square feet expire in 2024; 45,016 square feet expire in 2026.
(n)	4,014 square feet expire in 2016; 75,740 square feet expire in 2017; 51,606 square feet expire in 2018; 4,456 square feet expire in 2019.
(o)	9,784 square feet expire in 2017; 120,000 square feet expire in 2027.
(p)	4,857 square feet expire in 2016; 116,360 square feet expire in 2035.
(q)	19,416 square feet expire in 2016; 74,808 square feet expire in 2031.
(r)	77,719 square feet expire in 2016; 17,411 square feet expire in 2026.
(s)	25,206 square feet expire in 2016; 66,303 square feet expire in 2025.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2015

Details on Portfolio - Markets

As noted below, the Company’s top four markets currently account for over 73 percent of its annualized base rental revenue.

The following table lists the Company’s markets based on annualized commercial contractual base rent of the Consolidated Commercial In-Service Properties:

		Percentage of
		Company
		Annualized	Total Property
	Annualized Base	Base Rental	Size Rentable	Percentage of
Market	Rental Revenue ($)	Revenue (%)	Area	Rentable Area (%)
Jersey City, NJ	119,195,761	24.1	4,334,714	17.9
Newark, NJ (Essex-Morris-Union Counties)	110,195,104	22.3	5,420,940	22.4
Westchester-Rockland, NY	69,084,337	14.0	3,895,912	16.1
Bergen-Passaic, NJ	63,016,235	12.7	3,315,518	13.7
Middlesex-Somerset-Hunterdon, NJ	29,242,482	5.9	1,316,655	5.4
Monmouth-Ocean, NJ	28,543,735	5.8	1,620,863	6.7
Washington, DC-MD-VA-WV	26,863,635	5.4	1,292,807	5.3
Trenton, NJ	18,347,675	3.7	956,597	4.0
New York (Manhattan)	17,966,697	3.6	524,476	2.2
Southern NJ	7,746,322	1.6	1,260,398	5.2
Stamford-Norwalk, CT	4,224,053	0.9	273,000	1.1

Totals	494,426,036	100.0	24,211,880	100.0

Notes:
(1)

Annualized base rental revenue is based on actual December 2015 billings times 12. For leases whose rent commences after January 1, 2016, annualized base rental revenue is based on the first full month’s billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.

(2)

Includes leases in effect as of the period end date, some of which have commencement dates in the future, and leases expiring December 31, 2015 aggregating 69,522 square feet and representing annualized rent of $1,564,211 for which no new leases were signed.

(3)	Includes office, office/flex, industrial/warehouse and stand-alone retail tenants only. Excludes leases for amenity, retail, parking and month-to-month tenants. Some tenants have multiple leases.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2015

Details on Portfolio - Industries

The 10 largest of the Company’s commercial tenant industries currently account for over 66 percent of the Company’s annualized base rental revenue.  The financial and insurance industries remain the two largest industries for the Company’s tenants.

The following table lists the Company’s 30 largest industry classifications based on annualized commercial contractual base rent of the Consolidated Commercial Properties:

		Percentage of		Percentage of
	Annualized	Company		Total Company
	Base Rental	Annualized Base	Square	Leased
Industry Classification (a)	Revenue ($)	Rental Revenue (%)	Feet Leased	Sq. Ft. (%)
Securities, Commodity Contracts & Other Financial	73,300,946	14.8	2,411,919	11.8
Insurance Carriers & Related Activities	53,005,697	10.7	1,909,858	9.4
Manufacturing	37,064,034	7.5	1,727,033	8.5
Legal Services	33,985,830	6.9	1,256,507	6.2
Credit Intermediation & Related Activities	31,980,298	6.5	1,043,929	5.1
Computer System Design Services	23,435,938	4.7	998,329	4.9
Accounting/Tax Prep.	22,512,824	4.6	811,535	4.0
Health Care & Social Assistance	21,929,119	4.4	1,141,578	5.6
Wholesale Trade	17,043,454	3.4	1,145,478	5.6
Telecommunications	16,633,309	3.4	904,012	4.4
Scientific Research/Development	15,345,895	3.1	506,622	2.5
Public Administration	15,001,287	3.0	532,084	2.6
Architectural/Engineering	13,795,448	2.8	535,368	2.6
Admin & Support, Waste Mgt. & Remediation Services	13,677,967	2.8	669,030	3.3
Management/Scientific	11,518,092	2.3	440,580	2.2
Other Services (except Public Administration)	11,505,422	2.3	464,951	2.3
Other Professional	10,851,013	2.2	495,727	2.4
Real Estate & Rental & Leasing	8,304,371	1.7	441,061	2.2
Advertising/Related Services	7,942,701	1.6	286,754	1.4
Retail Trade	7,842,352	1.6	467,833	2.3
Utilities	7,376,726	1.5	325,889	1.6
Transportation	6,309,982	1.3	315,484	1.5
Construction	4,983,050	1.0	276,448	1.4
Educational Services	4,651,356	0.9	192,576	0.9
Data Processing Services	3,963,335	0.8	144,947	0.7
Publishing Industries	3,776,840	0.8	185,577	0.9
Arts, Entertainment & Recreation	3,300,499	0.7	240,102	1.2
Agriculture, Forestry, Fishing & Hunting	2,372,387	0.5	91,509	0.4
Information Services	2,031,789	0.4	67,021	0.3
Broadcasting	1,812,224	0.4	52,732	0.3
Other	7,171,851	1.4	289,894	1.5

Totals	494,426,036	100.0	20,372,367	100.0

(1)	The Company’s tenants are classified according to the U.S. Government’s North American Industrial Classification System (NAICS).
(2)

Annualized base rental revenue is based on actual December 2015 billings times 12. For leases whose rent commences after January 1, 2016, annualized base rental revenue is based on the first full month’s billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.

(3)

Includes leases in effect as of the period end date, some of which have commencement dates in the future, and leases expiring December 31, 2015 aggregating 69,522 square feet and representing annualized rent of $1,564,211 for which no new leases were signed.

(4)	Includes office, office/flex, industrial/warehouse and stand-alone retail tenants only. Excludes leases for amenity, retail, parking and month-to-month tenants. Some tenants have multiple leases.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2015

Analysts, Company Information and Executive Officers

Equity Research Coverage

Barclays Capital Ross L. Smotrich / Peter Siciliano (212) 526-2306 / (212) 526-3098	Cowen and Company James Sullivan (646) 562-1380	Green Street Advisors John Bejjani (949) 640-8780	SunTrust Robinson Humphrey, Inc. Michael R. Lewis (212) 319-5659

BofA Merrill Lynch James C. Feldman / Scott Freitag (646) 855-5808 / (646) 855-3197	Deutsche Bank North America Vincent Chao (212) 250-6799	JP Morgan Anthony Paolone (212) 622-6682	UBS Investment Research Ross T. Nussbaum (212) 713-2484

Citigroup Michael Bilerman / Emmanuel Korchman (212) 816-1383 / (212) 816-1382	Evercore ISI Steve Sakwa / Gabe Hilmoe (212) 446-9462 / (212) 446-9459	Stifel Nicolaus & Company, Inc. John Guinee / Erin Aslakson (443) 224-1307 / 443-224-1350

Any opinions, estimates, forecasts or predictions regarding Mack-Cali Realty Corporation’s performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of Mack-Cali Realty Corporation or its management.  Mack-Cali does not by its reference above or distribution imply its endorsement of or concurrence with such opinions, estimates, forecasts or predictions.

Company Information

Corporate Headquarters 343 Thornall Street Edison, New Jersey 08837-2206 (732) 590-1000	Stock Exchange Listing New York Stock Exchange Trading Symbol Common Shares: CLI

Contact Information
Mack-Cali Realty Corporation
Investor Relations Department
343 Thornall Street
Edison, New Jersey 08837-2206
Deidre Crockett, Director of Investor Relations
Phone: (732) 590-1025
Fax: (732) 205-4951
E-Mail: dcrockett@mack-cali.com
Web: www.mack-cali.com

Executive Officers

Mitchell E. Rudin Chief Executive Officer	Michael J. DeMarco President and Chief Operating Officer	Marshall Tycher President, Roseland Residential Trust

Anthony Krug Chief Financial Officer	Gary Wagner Chief Legal Officer and Secretary	Ricardo Cardoso EVP and Chief Investment Officer

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2015

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

The Company considers portions of this information to be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of such act. Such forward-looking statements relate to, without limitation, the Company’s future economic performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “continue” or comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, the Company can give no assurance that such expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

Among the factors about which the Company has made assumptions are:

•

risks and uncertainties affecting the general economic climate and conditions, which in turn may have a negative effect on the fundamentals of the Company’s business and the financial condition of the Company’s tenants and residents;

•

the value of the Company’s real estate assets, which may limit the Company’s ability to dispose of assets at attractive prices or obtain or maintain debt financing secured by the Company’s properties or on an unsecured basis;

•	the extent of any tenant bankruptcies or of any early lease terminations;

•	the Company’s ability to lease or re-lease space at current or anticipated rents;

•	changes in the supply of and demand for the Company’s properties;

•	changes in interest rate levels and volatility in the securities markets;

•

the Company’s ability to complete construction and development activities on time and within budget, including without limitation obtaining regulatory permits and the availability and cost of materials, labor and equipment;

•	forward-looking financial and operational information, including information relating to future development projects, potential acquisitions or dispositions, and projected revenue and income;

•	changes in operating costs;

•	the Company’s ability to obtain adequate insurance, including coverage for terrorist acts;

•

the Company’s credit worthiness and the availability of financing on attractive terms or at all, which may adversely impact the Company’s ability to pursue acquisition and development opportunities and refinance existing debt and the Company’s future interest expense;

•	changes in governmental regulation, tax rates and similar matters; and

•

other risks associated with the development and acquisition of properties, including risks that the development may not be completed on schedule, that the tenants or residents will not take occupancy or pay rent, or that development or operating costs may be greater than anticipated.

For further information on factors which could impact the Company and the statements contained herein, see Item 1A: Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. The Company assumes no obligation to update and supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

This Supplemental Operating and Financial Data is not an offer to sell or solicitation to buy any securities of the Company. Any offers to sell or solicitations of the Company shall be made by means of a prospectus. The information in this Supplemental Package must be read in conjunction with, and is modified in its entirety by, the Annual Report on Form 10-K (the “10-K”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-K, the footnotes thereto and the limitations set forth therein. Investors may not rely on the Supplemental Package without reference to the 10-K and the Public Filings. Any investors’ receipt of, or access to, the information contained herein is subject to this qualification.

MARKET DATA

Certain market data and forecasts were obtained from independent industry sources as well as from research reports prepared for other purposes. Neither the Company nor its affiliates have independently verified the data obtained from these sources and they cannot give any assurance of the accuracy or completeness of the data. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties regarding the other forward-looking statements described above.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended December 31, 2015